                                                                 EXHIBIT 99.1

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Edisto Resources Corporation:

     We have audited the accompanying consolidated balance sheets of Edisto Resources Corporation, a Delaware corporation, and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements and the schedules referred to below are the responsibility of Edisto Resources Corporation's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Edisto Resources Corporation and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

     As discussed in Note 1, as of October 1, 1995, Edisto Resources Corporation changed its method of accounting for the impairment of long-lived assets to conform with Statement of Financial Accounting Standards No. 121.

     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules listed in the index of financial statement schedules are presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                            ARTHUR ANDERSEN LLP

Houston, Texas
March 20, 1997

                          EDISTO RESOURCES CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1996        1995
                                                              --------    --------
Current assets:
  Cash and cash equivalents.................................  $ 71,765    $ 19,506
  Restricted cash...........................................       333         333
  Margin deposits...........................................       979       5,123
  Accounts receivable.......................................     9,835       7,959
  Net assets of discontinued gas marketing operations.......        --      23,979
  Other current assets......................................     1,547       1,769
                                                              --------    --------
          Total current assets..............................    84,459      58,669
Property and equipment:
  Oil and gas properties using the successful efforts method
     of accounting..........................................   117,306     115,250
  Other.....................................................       641         644
  Less -- accumulated depreciation, depletion and
     amortization...........................................   (63,147)    (50,358)
                                                              --------    --------
                                                                54,800      65,536
Other assets................................................     2,178       1,647
                                                              --------    --------
                                                              $141,437    $125,852
                                                              ========    ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current maturities of long-term debt......................  $     --    $  1,723
  Accounts payable..........................................     9,840       9,609
  Accrued liabilities and other.............................     9,863       5,890
  Deferred revenue..........................................     2,113       2,010
                                                              --------    --------
          Total current liabilities.........................    21,816      19,232
Long-term liabilities:
  Long-term debt, net of current maturities.................     4,003      17,635
  Deferred revenue..........................................       559         691
  Minority interest.........................................    10,850       9,092
  Other noncurrent liabilities..............................     7,486      11,674
                                                              --------    --------
                                                                22,898      39,092
Commitments and contingencies
Stockholders' equity:
  Common stock, $.01 par value, 50,000,000 shares
     authorized, 13,930,052 issued at December 31, 1996 and
     12,977,960 issued at December 31, 1995.................       139         130
  Additional paid-in capital................................    70,675      61,528
  Retained earnings.........................................    26,308       6,154
  Foreign currency translation..............................       (37)        (95)
  Treasury stock, at cost, 52,214 shares at December 31,
     1996, and 23,714 shares at December 31, 1995...........      (362)       (189)
                                                              --------    --------
          Total stockholders' equity........................    96,723      67,528
                                                              --------    --------
                                                              $141,437    $125,852
                                                              ========    ========

      See the accompanying notes to the consolidated financial statements.

                          EDISTO RESOURCES CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                          DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                              1996           1995           1994
                                                          ------------   ------------   ------------
Oil and gas revenues....................................    $47,222        $51,450        $46,788
Costs and expenses:
  Lease operating and production taxes..................     14,988         18,689         12,229
  Abandonment and exploration costs.....................      2,021          2,871          2,135
  Restructuring.........................................         --             --          2,684
  Depreciation, depletion and amortization..............     16,541         20,402         19,118
  Impairments of oil and gas properties.................      2,633          5,911             --
  General and administrative............................      6,376          8,536          4,751
                                                            -------        -------        -------
                                                             42,559         56,409         40,917
                                                            -------        -------        -------
     Operating income (loss)............................      4,663         (4,959)         5,871
                                                            -------        -------        -------
Other income (expense):
  Interest income.......................................      1,549          1,615          1,320
  Interest expense......................................     (1,068)        (2,036)          (747)
  Equity in earnings (loss) of affiliates...............         --             --         (1,731)
  Gain (loss) on asset sales............................      1,586           (652)         4,754
  Minority interest.....................................     (2,190)           726            (69)
  Other, net............................................      1,450          1,260           (516)
                                                            -------        -------        -------
                                                              1,327            913          3,011
                                                            -------        -------        -------
Income (loss) before income taxes.......................      5,990         (4,046)         8,882
Preacquisition loss of subsidiary.......................         --          1,478             --
Income tax (provision) benefit..........................       (387)          (606)          (147)
                                                            -------        -------        -------
Income (loss) from continuing operations................      5,603         (3,174)         8,735
                                                            -------        -------        -------
Discontinued operations:
  Income (loss) from gas marketing operations...........       (761)        (9,804)        (1,083)
  Gain on sale of gas marketing operations..............     15,312             --             --
  Loss from transmission operations.....................         --             --           (501)
  Gain on sale of transmission operations...............         --          2,557             --
  Gain on sale of manufacturing operations..............         --          3,824             --
                                                            -------        -------        -------
          Net income (loss).............................    $20,154        $(6,597)       $ 7,151
                                                            =======        =======        =======
Net income (loss) per common share:
  Continuing operations.................................    $   .41        $  (.25)       $   .68
  Discontinued operations...............................       1.08           (.26)          (.13)
                                                            -------        -------        -------
          Net income (loss) per common share............    $  1.49        $  (.51)       $   .55
                                                            =======        =======        =======
Weighted average common shares outstanding..............     13,496         12,954         12,926
                                                            =======        =======        =======

      See the accompanying notes to the consolidated financial statements.

                          EDISTO RESOURCES CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                           NUMBER OF            ADDITIONAL                FOREIGN
                                            COMMON     COMMON    PAID-IN     RETAINED    CURRENCY     TREASURY
                                            SHARES     STOCK     CAPITAL     EARNINGS   TRANSLATION    STOCK      TOTAL
                                           ---------   ------   ----------   --------   -----------   --------   -------
Balance at December 31, 1993.............   12,848      $128     $60,362     $ 5,600       $ --        $  --     $66,090
  Issuance of common stock...............      141         2       1,166          --         --           --       1,168
  Foreign currency translation...........       --        --          --          --        (38)          --         (38)
  Treasury stock, at cost................       --        --          --          --         --         (189)       (189)
  Net income.............................       --        --          --       7,151         --           --       7,151
                                            ------      ----     -------     -------       ----        -----     -------
Balance at December 31, 1994.............   12,989       130      61,528      12,751        (38)        (189)     74,182
  Cancellation of untendered Common Stock
    pursuant to the Plan of
    Reorganization.......................      (11)       --          --          --         --           --          --
  Foreign currency translation...........       --        --          --          --        (57)          --         (57)
  Net loss...............................       --        --          --      (6,597)        --           --      (6,597)
                                            ------      ----     -------     -------       ----        -----     -------
Balance at December 31, 1995.............   12,978       130      61,528       6,154        (95)        (189)     67,528
  Exercise of warrants...................      918         9       8,932          --         --           --       8,941
  Exercise of options....................       34        --         215          --         --           --         215
  Foreign currency translation...........       --        --          --          --         58           --          58
  Treasury stock, at cost................       --        --          --          --         --         (173)       (173)
  Net income.............................       --        --          --      20,154         --           --      20,154
                                            ------      ----     -------     -------       ----        -----     -------
Balance at December 31, 1996.............   13,930      $139     $70,675     $26,308       $(37)       $(362)    $96,723
                                            ======      ====     =======     =======       ====        =====     =======

      See the accompanying notes to the consolidated financial statements.

                          EDISTO RESOURCES CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                           YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                          DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                              1996           1995           1994
                                                          ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).....................................   $  20,154       $ (6,597)      $  7,151
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation, depletion and amortization...........      17,236         17,204         22,595
     Impairments of oil and gas properties..............       2,633          5,911             --
     Abandonment and exploration cost...................       1,592          2,390          1,810
     Gains on sales of assets and investments...........     (16,901)        (5,729)        (4,732)
     Restructuring expense..............................          --             --          2,684
     Equity in (income) loss of affiliates..............        (444)          (316)         1,658
     Minority interest..................................       2,190           (726)           (69)
     Other..............................................         951            (32)         1,147
     Changes in assets and liabilities:
       Accounts receivable..............................    (151,225)       (32,796)        34,001
       Accounts payable and accrued liabilities.........     168,560         22,774        (20,221)
       Increase (decrease) in gas storage inventory.....      (1,778)        (5,126)            --
       Other............................................      (5,894)            66           (595)
                                                           ---------       --------       --------
          Net cash provided (used) by operating
            activities..................................      37,074         (2,977)        45,429
                                                           ---------       --------       --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of gas marketing operations........      15,350             --             --
  Proceeds from sales of assets, including discontinued
     transportation and manufacturing operations........       4,389         72,034          8,446
  Proceeds from sales of investments....................          --             --          9,000
  Investment in subsidiaries............................        (419)            --             --
  Purchase (sale) of assets from risk management
     activities.........................................         764         (9,428)        (9,648)
  Acquisition, exploration and development costs........     (10,949)       (10,648)        (6,398)
  Gas transmission expenditures.........................          --            (10)          (673)
  Acquisitions..........................................          --             --         (9,347)
  Cash from acquisition of Convest......................          --            716             --
  Advances from affiliates..............................          --             51            106
  Purchase of other current and noncurrent assets.......      (1,740)        (3,527)        (5,114)
                                                           ---------       --------       --------
          Net cash provided (used) by investing
            activities..................................       7,395         49,188        (13,628)
                                                           ---------       --------       --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings on short and long-term debt and capital
     leases.............................................       3,100          6,575          7,806
  Payments on long-term debt and capital leases.........     (18,209)       (60,229)       (12,665)
  Stock issue on exercise of warrants and options.......       9,156             --             --
  Repurchase of common shares...........................        (173)            --             --
  Currency translation..................................          58             57             38
                                                           ---------       --------       --------
          Net cash used by financing activities.........      (6,068)       (53,597)        (4,821)
Net increase (decrease) in cash and cash equivalents....      38,401         (7,386)        26,980
Cash and cash equivalents, at beginning of period.......      33,697         41,083         14,103
                                                           ---------       --------       --------
Cash and cash equivalents, at end of period.............   $  72,098       $ 33,697       $ 41,083
                                                           =========       ========       ========
SUPPLEMENTAL DISCLOSURES
  CASH PAID (RECEIVED) DURING THE PERIOD FOR:
     Interest...........................................   $   1,506       $  1,568       $  4,816
                                                           =========       ========       ========
     Taxes..............................................   $     358       $  1,465       $    294
                                                           =========       ========       ========

      See the accompanying notes to the consolidated financial statements.

                          EDISTO RESOURCES CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND PRESENTATION

     The accompanying consolidated financial statements include the accounts of Edisto Resources Corporation, a Delaware corporation ( the "Company" or "Edisto"), and its wholly and majority owned subsidiaries. Since the sale of the Company's gas marketing operations on December 10, 1996, the Company's only line of business has been oil and gas exploration and production which is conducted through a 73% interest in Convest Energy Corporation ("Convest"), an independent oil and gas exploration and production company listed on the American Stock Exchange. Edisto owns 7,598,771 shares of Convest Common Stock. Prior to acquiring its interest in Convest, the Company conducted its oil and gas activities through Edisto Exploration & Production Company ("Edisto E&P"). See
Note 3 -- "Acquisitions -- Convest Energy Corporation."

     Prior to December 10, 1996, the Company conducted gas marketing operations through its subsidiaries, Energy Source, Inc. in the United States, and Energy Source Canada, Inc. in Canada (collectively, "Energy Source"). On December 10, 1996, Energy Source sold substantially all of its assets to two subsidiaries of Pacific Gas Transmission Company. See Note 2 -- "Discontinued Operations" for a discussion of the sale of the gas marketing operations.

     References to the "Company" or "Edisto" shall refer to Edisto Resources Corporation and all of its consolidated subsidiaries, including Convest. References to "Convest" shall refer to Convest and the oil and gas activities conducted through Edisto E&P prior to acquiring the interest in Convest.

     Edisto conducted gas transmission activities from July 1990 through the first quarter of 1994 when Edisto executed a definitive agreement to sell its intrastate natural gas pipeline. The sale was subject to regulatory approval and was closed in January 1995. Accordingly, at December 31, 1994, Edisto reported its investment in the pipeline operations as "Net Assets of Discontinued Transmission Operations." In March 1994, Edisto's 80% subsidiary, Multiflex International, Inc., sold all the stock of its operating subsidiaries to Oceaneering International, Inc., at which time the corporate name was changed to MINT Holding Company ("MINT"). See Note 2 -- "Discontinued Operations" for a discussion of both the sale of the pipeline and the MINT subsidiaries.

CASH AND CASH EQUIVALENTS

     Cash equivalents consist of short-term highly liquid investments which are readily convertible into cash and have original maturities of three months or less. The Company's investment policy for its available cash balances allows for investment in high grade short-term debt issues as well as investments in money market accounts and overnight investments with major financial institutions. At December 31, 1996, the Company had cash and cash equivalents, including restricted cash, of $72.1 million of which $4.0 million of cash and cash equivalents (including restricted cash) was held at Convest.

     For purposes of the Consolidated Balance Sheets, approximately $13.9 million of the ending cash balance as of December 31, 1995 was reclassified to "Net Assets of Discontinued Gas Marketing Operations."

NET INCOME PER SHARE

     Income (loss) per share is based on the weighted average number of common shares outstanding. The effect of common share equivalents was immaterial and not dilutive for 1996, 1995 or 1994.

INCOME TAXES

     Edisto records income taxes in accordance with the Financial Accounting Standards Board -- Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." SFAS 109

                          EDISTO RESOURCES CORPORATION
requires the balance sheet approach of income tax accounting whereby deferred income taxes are provided at the balance sheet date for the differences existing in the tax basis of assets and liabilities and their financial statement carrying amounts.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS AND CONSOLIDATION

     Certain reclassifications have been made to the 1995 and 1994 consolidated financial statements to conform to the presentation for 1996. All significant intercompany balances and transactions have been eliminated.

CHANGES IN ACCOUNTING PRINCIPLES

     Edisto adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121"), in the fourth quarter of 1995. Convest took a $5.9 million write-down in the value of its oil and gas properties in 1995 due to the adoption of SFAS 121. See "Property and Equipment" below for a more detailed explanation of this accounting change and write-down.

CONVEST ENERGY CORPORATION

     Restricted Cash. Restricted cash consists of $333,000 of certificates of deposit held by various financial institutions. The certificates of deposit are held in escrow as collateral for letters of credit issued for (i) lease payments on certain offshore platforms and (ii) estimated plugging and abandonment costs expected to be incurred on certain onshore oil and gas properties.

     Property and Equipment. Convest follows the successful efforts method of accounting for its oil and gas properties. Costs of productive wells, developmental drilling expenditures, including developmental dry holes, and productive leases are capitalized. Exploratory drilling costs, including stratigraphic test wells, are initially capitalized, but charged to expense if and when the well is determined to be unsuccessful. The capitalized costs of oil and gas properties are charged to operations as depreciation, depletion and amortization using the unit-of-production method based on the ratio of current production to proved recoverable oil and gas reserves (as defined by the Securities and Exchange Commission) on a lease by lease basis. Reserve estimates for Convest's properties were prepared or audited by independent petroleum engineering firms at year end. Gas is converted to equivalent barrels of oil on an energy content basis of 6 Mcf of gas to 1 barrel of oil. Depreciation, depletion and amortization per equivalent unit of oil production was $5.09, $4.62 and $4.80 for the years ended December 31, 1996, 1995 and 1994, respectively. Oil and gas leasehold costs are capitalized when incurred. Unproved properties are assessed periodically on a property-by-property basis and impairments in value are charged to expense. Exploratory expenses, including geological and geophysical expenses and annual delay rentals, are charged to expense as incurred.

     Prior to 1995, Convest provided an impairment reserve for proved oil and gas properties to the extent that total capitalized costs less accumulated depreciation and depletion, exceed expected undiscounted future net revenues attributable to proved oil and gas reserves on an overall basis. During March 1995, the Financial Accounting Standards Board issued SFAS 121 which requires Convest to recognize an impairment loss for

                          EDISTO RESOURCES CORPORATION
proved oil and gas properties if the carrying value of such properties (i.e., total capitalized costs less accumulated depreciation and depletion) exceeds the undiscounted expected future cash flows attributable to such properties. Under SFAS 121, Convest must assess the need each quarter for an impairment of capitalized costs of oil and gas properties on a property-by-property basis. If an impairment is indicated based on undiscounted expected future cash flows, then an impairment loss is recognized to the extent that net capitalized costs exceed discounted expected future cash flows.

     During the fourth quarter of 1995, Convest adopted SFAS 121 which required Convest to recognize an impairment loss in 1995 of approximately $5.9 million. Convest assessed the need for an impairment of its proved oil and gas properties at December 31, 1995 using the prices of $17.42 per barrel of oil and $1.61 per Mcf of gas. In 1996, Convest recognized an impairment loss of $2.6 million. Convest assessed the need for an impairment at December 31, 1996 using the prices of $22.73 per barrel of oil and $2.21 per Mcf of gas.

     Other Property, Plant and Equipment. Other fixed assets are recorded at cost and depreciated over their estimated useful lives using the straight-line method of depreciation.

     Abandonment Reserve. Convest records its estimate of future abandonment costs of offshore properties. Such costs are accrued using a unit-of-production method based upon estimated proved recoverable reserves. Abandonment costs are estimated under current regulations using current costs and are reviewed periodically and adjusted as new information becomes available. Abandonment costs on onshore properties are typically nominal due to the salvage value of well equipment.

     Upon emerging from bankruptcy in July 1993, Edisto E&P entered into a settlement with the United States Minerals Management Service relating to estimated plugging and abandonment costs for 14 Gulf of Mexico OCS leases in which Edisto E&P owned interests. Pursuant to this settlement, the operator of the leases, Edisto E&P and other co-lessees were required to provide security for payment of such costs through quarterly payments to an Abandonment Fund. Subsequent to the Edisto Transaction, Convest continues to be subject to the Abandonment Fund payments. As of December 31, 1996 and 1995, Convest was subject to total Abandonment Fund payments of $4.2 million and $4.3 million, respectively.

     As of December 31, 1996 and 1995, Convest had made payments totaling $4.2 million and $3.7 million to the Abandonment Fund, respectively. These payments were applied to the total long-term abandonment reserve of $7.7 million and $10.2 million, as of December 31, 1996 and 1995, respectively, resulting in a net long-term abandonment reserve of $3.5 million and $6.5 million as of those dates. The current portion of the abandonment reserve was $2.3 million and $556,000 as of December 31, 1996 and 1995, respectively. The current portion of the abandonment reserve is included in "Accrued Liabilities and Other" and the noncurrent portion is included in "Other Noncurrent Liabilities" in the consolidated financial statements.

     Lease Operating Expenses. In connection with a 1992 sale of certain future production volumes of oil to Enron Reserve Acquisition Corp., Convest established a reserve for the expenses associated with the volumes sold and amortizes this reserve as the volumes are delivered. As of December 31, 1996 and 1995, the current balance of this reserve was $1.6 million and $1.8 million, respectively, and the long-term balance was $3.7 million and $4.6 million, respectively, and were presented in "Accrued Liabilities and Other" and "Other Noncurrent Liabilities," respectively, in the consolidated financial statements.

     Gas Balancing. Convest uses the entitlement method of accounting for gas imbalances. Receivables resulting from undertakes of gas production at December 31, 1996 and 1995 were $2.3 million and $1.4 million, respectively, and are included in "Oil and Gas Production Accounts Receivables" and "Other Noncurrent Assets" in the consolidated financial statements. Deferred revenue and payables resulting from overtakes of gas production at December 31, 1996 and 1995 were $2.7 million and $2.7 million, respectively, and are included in "Deferred Revenue" and "Other Noncurrent Liabilities" in the consolidated financial statements.

                          EDISTO RESOURCES CORPORATION

     Accounting for Income Taxes. Convest records income taxes in accordance with SFAS 109, "Accounting for Income Taxes." SFAS 109 requires the balance sheet approach of income tax accounting whereby deferred income taxes are provided at the balance sheet date for the differences existing in the tax basis of assets and liabilities and their financial statement carrying amounts.

     Concentration of Credit Risk. Convest's oil and gas production revenues are derived principally from uncollateralized sales to customers in the oil and gas industry. The concentration of credit risk in a single industry affects Convest's overall exposure to credit risk because customers may be similarly affected by changes in economic and other conditions. Convest has not experienced significant credit losses on receivables from such sales.

     Risk Management/Hedging Activities. Convest from time to time engages in commodity hedging activities to minimize the risk of market fluctuations associated with the price of crude oil and natural gas production. The hedging objectives include assurance of stable and known cash flows and fixed favorable prices. The hedges are effected through the purchase and sale of futures contracts on the New York Mercantile Exchange ("NYMEX") and over the counter price swap agreements. The credit risk of futures contracts is limited due to the daily cash settlement of the net change in the value of open contracts and because of certain NYMEX procedures. Gains or losses on Convest's hedging agreements are deferred and recognized when the hedged transaction occurs, and are recorded as oil and gas sales revenue.

(2) DISCONTINUED OPERATIONS

     Sale of Gas Marketing Operations. From 1990 until December 1996, Edisto conducted natural gas marketing operations through Energy Source. On December 10, 1996, Energy Source sold substantially all of the assets of its gas marketing operations to subsidiaries of Pacific Gas Transmission Company ("PGT"), a subsidiary of Pacific Gas and Electric Company (NYSE "PGE"). The sales price was $23.3 million in cash, plus the working capital of Energy Source at July 31, 1996 (approximately $20.0 million). The sales price, however, is subject to adjustment after the closing by the adjusted consolidated net income or loss of Energy Source from August 1, 1996 to November 30, 1996. The Company and PGT have not yet finalized the purchase price adjustment. Under the Purchase Agreement, Edisto also retained certain assets and liabilities of Energy Source which are explained in more detail below. In connection with this sale, Edisto recognized a gain of approximately $15.3 million, net of approximately $700,000 of income tax.

     With certain exceptions, PGT assumed substantially all of the liabilities of Energy Source as of November 30, 1996, the effective date of the sale. The assumed liabilities included all existing leases for office space being used by Energy Source.

     As a condition to the sale, Edisto retained the rights and liabilities associated with the gas purchase and supply contracts with three of Energy Source's Canadian trading partners, each of whom defaulted under their contracts and sought protection under Canadian bankruptcy laws. Edisto also retained as assets approximately 1.2 Bcf of natural gas in storage which the storage operator failed to deliver. Edisto is pursuing its claims in each of these matters.

     Pursuant to the Purchase Agreement, Edisto also retained the liabilities and counterclaims against PanEnergy Corporation and Panhandle Eastern Pipe Line Company under a lawsuit in the District Court of Harris County, Texas. This lawsuit is described in Note 12 -- "Commitments and Contingencies" herein.

     Separate from the lawsuit with PanEnergy, Edisto retained as an asset all rights to receive a refund from PanEnergy of approximately $1.0 million under a proposed settlement of certain rate cases pending before the Federal Energy Regulatory Commission. The proposed settlement has been reflected on the Consolidated Balance Sheet as of December 31, 1996 and is included in "Accounts Receivable." This settlement relates to rates that Energy Source was charged for transportation during 1991 and 1992 by PanEnergy. The settlement proceeds are scheduled to be paid to Edisto by the end of the second quarter of 1997.

                          EDISTO RESOURCES CORPORATION

     See Note 4 -- "Consolidating Balance Sheets" for consolidating balance sheets of Edisto and its consolidated subsidiary, Convest, at December 31, 1996, which set forth the remaining assets and liabilities of Edisto at such date.

     Gross revenues from the gas marketing operations for the years ended December 31, 1996, 1995 and 1994 were $847.0 million, $418.8 million and $249.4 million, respectively. Net assets of the discontinued gas marketing operations at December 31, 1995 consisted of the following:

              NET ASSETS OF DISCONTINUED GAS MARKETING OPERATIONS
                                 (IN THOUSANDS)

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1995
                                                              ------------
Cash and cash equivalents...................................    $ 13,858
Accounts receivable.........................................      71,041
Net assets from price risk management activities............       9,267
Accounts payable............................................     (73,797)
Property and equipment, net.................................       1,281
Other assets................................................       8,717
Other liabilities...........................................      (6,388)
                                                                --------
                                                                $ 23,979
                                                                ========

     Gas Transmission Operations/Sale of Pipeline. Edisto conducted gas transmission activities from July 1990 through the execution of a definitive agreement in February 1994 for the sale of the Company's 218-mile Missouri intrastate natural gas pipeline to UtiliCorp United Inc. The sale was subject to regulatory approval and was closed in January 1995. The Company continued to operate the pipeline from the date of the definitive agreement until the close of the sale, and reported assets, liabilities and results of operations as discontinued operations.

     The gross sales price, including adjustments for net working capital and capital expenditures, was $78.1 million in cash. $45.6 million of the proceeds was used to pay outstanding debt, including interest and prepayment penalties, to three lenders. Edisto recorded a gain on the sale of the pipeline of approximately $2.6 million in the first quarter of 1995.

     Gross revenues from transmission operations for the twelve months ended December 31, 1994 were $11.4 million. For the same period, the Company reported a net loss of $.5 million for transmission operations under discontinued operations.

     Manufacturing Operations/Sale of Mint Subsidiaries. From 1990 until March 1994, Edisto's 80% subsidiary, Multiflex International, Inc. (now called MINT Holding Company ["MINT"]), manufactured subsea umbilical connections used in the offshore oil and gas industry. In March 1994, MINT sold the stock of its operating subsidiaries to Oceaneering International, Inc. for a purchase price of $12.6 million in cash. After the payment of approximately $3.6 million to third party lenders to retire debt of MINT and certain expenses associated with the sale, the net proceeds were approximately $9 million. Under the terms of the purchase agreement, MINT retained $9 million in cash for the one year indemnification period to settle any possible indemnification claims after the sale. After the indemnification period ended in March 1995 with no claims being made, MINT repaid $8.8 million of its outstanding debt owed to Edisto. Approximately $450,000 was left in MINT at such time to cover potential remaining liabilities of MINT. Edisto recognized a gain on the MINT sale of $3.8 million in March 1995.

                          EDISTO RESOURCES CORPORATION

(3) ACQUISITIONS

CONVEST ENERGY CORPORATION

     On June 26, 1995, Edisto and Convest closed the purchase (the "Convest Transaction") by Convest of all of the capital stock of Edisto's oil and gas exploration and production subsidiary, Edisto E&P. Prior to the closing, Edisto owned approximately 31% of the outstanding Common Stock of Convest and had three representatives on Convest's Board of Directors. The consideration paid to Edisto in the Convest Transaction was 6,185,400 newly issued shares of Common Stock of Convest and $10,000 in cash. These newly issued shares, combined with Edisto's existing 31% interest in Convest, increased Edisto's interest in Convest to approximately 72% of the outstanding Common Stock of Convest. Upon the closing of the Convest Transaction, the Convest Board of Directors was restructured so that affiliates of Edisto constituted a majority of Convest's Board of Directors. In April 1996, Edisto purchased an additional 92,000 shares of Convest Common Stock on the open market which increased its interest in Convest to 73%.

     Since Edisto acquired control of Convest through its 72% stock ownership and majority of the Convest Board, the Convest Transaction was accounted for as a reverse acquisition. Under the accounting rules for a reverse acquisition, Edisto E&P is considered the acquiring entity and Convest is considered the acquired entity. As a result, Edisto E&P's historical financial statements became the historical financial statements of Convest and the purchase price was allocated to the assets and liabilities of Convest based on their respective fair values at the acquisition date.

     Edisto accounted for the Convest Transaction using the purchase method of accounting. Edisto's Consolidated Statement of Operations for the year ended December 31, 1995 includes the results of operations for Convest as if Convest was consolidated beginning January 1, 1995. However, the share of the Convest loss attributable to the interest not owned by Edisto prior to the date of the Convest Transaction has been added back as a preacquisition loss in the accompanying Consolidated Statement of Operations for such period. Periods prior to January 1, 1995 have not been restated to include the Convest results of operations, and therefore are not comparable to the 1995 results of operations.

SENSOR PROPERTIES ACQUIRED BY CONVEST

     On May 1, 1995 and June 14, 1995, prior to the closing of the Convest Transaction, Edisto E&P and Convest acquired from Sensor Oil & Gas, Inc. ("Sensor") certain oil and gas properties located in Kansas, Oklahoma and Nebraska (the "Sensor Properties"). The aggregate purchase price was $7.4 million plus the assumption of approximately $250,000 of net liabilities primarily related to real estate taxes. Additionally, Edisto E&P and Convest incurred approximately $332,000 of aggregate transaction costs in connection with the purchase. Since Edisto E&P and Convest each acquired identical interests in the Sensor Properties, the purchase of such properties did not affect the purchase price of the Convest Transaction.

                          EDISTO RESOURCES CORPORATION

(4) CONSOLIDATING BALANCE SHEETS

     Set forth below are the Consolidating Balance Sheets of Edisto and its consolidated subsidiary, Convest, at December 31, 1996.

                          CONSOLIDATING BALANCE SHEETS
                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                                        CONSOLIDATED
                                                EDISTO(1)    CONVEST    ELIMINATIONS       EDISTO
                                                ---------    -------    ------------    ------------
ASSETS:
  Cash and cash equivalents...................  $ 68,087     $ 4,011      $     --        $ 72,098
  Margin deposits.............................        --         979            --             979
  Accounts receivable.........................     1,996       8,506          (667)          9,835
  Other current assets........................       259       1,288            --           1,547
                                                --------     -------      --------        --------
          Total current assets................    70,342      14,784          (667)         84,459
                                                --------     -------      --------        --------
  Property and equipment, net.................        76      54,724            --          54,800
                                                --------     -------      --------        --------
  Investment in Convest.......................    32,288          --       (32,288)             --
                                                --------     -------      --------        --------
  Other assets................................        24       2,704          (550)          2,178
                                                --------     -------      --------        --------
                                                $102,730     $72,212      $(33,505)       $141,437
                                                ========     =======      ========        ========
LIABILITIES AND EQUITY:
  Accounts payable............................  $  1,320     $ 9,187      $   (667)       $  9,840
  Accrued liabilities and other...............     3,822       6,041            --           9,863
  Deferred revenue............................        --       2,113            --           2,113
                                                --------     -------      --------        --------
          Total current liabilities...........     5,142      17,341          (667)         21,816
                                                --------     -------      --------        --------
  Long-term debt..............................        --       4,003            --           4,003
  Minority interest...........................        --          --        10,850          10,850
  Other noncurrent liabilities................       315       7,730            --           8,045
                                                --------     -------      --------        --------
          Total long-term liabilities.........       315      11,733        10,850          22,898
                                                --------     -------      --------        --------
  Stockholders' equity........................    97,273      43,138       (43,688)         96,723
                                                --------     -------      --------        --------
                                                $102,730     $72,212      $(33,505)       $141,437
                                                ========     =======      ========        ========

---------------

(1) Includes Edisto and its wholly owned subsidiaries.

(5) HEDGING ACTIVITIES

     As previously stated, Convest conducts its hedging activities through major financial institutions. Set forth below is the contract amount and term of all futures contracts held for price risk management purposes by Convest at December 31, 1996 and 1995:

                                          1996                      1995
                                 ----------------------    -----------------------
                                   OIL          GAS           OIL          GAS
                                 --------    ----------    ---------    ----------
Quantity Sold..................  90 Mbbls    3,300 Mmcf    285 MBbls    8,220 MMcf
Maximum Term...................  9 Months    10 Months     11 Months    10 Months
Average Price..................   $22.50       $2.53        $17.23        $1.86

                          EDISTO RESOURCES CORPORATION

     At December 31, 1996, Convest had hedged approximately 10% and 27% of its projected 1997 oil and gas production, respectively. Convest will continue its hedging activities during 1997 in order to mitigate the volatility of its crude oil and natural gas prices. Gains and losses realized upon the settlement of Convest's hedge positions are deferred and recognized as oil and gas sales revenue in the month of the underlying physical production being hedged. Convest's losses from hedging were $7.8 million and $421,000 during 1996 and 1995, respectively. The fair value of Convest's open positions at December 31, 1996 was $728,230. The fair value of the Company's hedges was based on the cost that would have been incurred to buy out those hedges in a loss position and the consideration that would have been received to terminate those hedges in a gain position. The cash margin required by the counterparts to Convest's hedging activities totaled $1.0 and $5.1 million as of December 31, 1996 and 1995, respectively, and are included in margin deposits.

(6) RELATED PARTY TRANSACTIONS

     As described in Note 3 herein, Edisto and Convest consummated the Convest Transaction on June 26, 1995. As also described in Note 3, Edisto E&P and Convest purchased the Sensor Properties in May and June 1995.

     In the Convest Transaction, Edisto retained the tax benefits of the net operating loss carryforwards ("NOL's") of Edisto E&P. The tax benefits included a $3.3 million NOL usable for regular taxable income and a $3.6 million NOL usable for alternative minimum taxable income. Convest determined that the use of these NOLs would reduce Convest's taxes for 1995 by approximately $437,000. In addition, based on projections of Convest's future taxable income, Convest determined that the remaining NOLs of Edisto E&P would be a valuable asset that could be utilized by Convest in the future. Accordingly, Edisto allowed Convest to utilize the NOLs of Edisto E&P in consideration for the payment by Convest of $550,000.

     Since January 1995, Convest has had a gas marketing arrangement with Energy Source, Inc. ("Energy Source"), which until December 1996 was a wholly-owned subsidiary of Edisto. Under this arrangement, Energy Source markets a substantial portion of Convest's gas production and assumes certain related administrative functions. Energy Source marketed approximately 84% of Convest's 1996 gas production. During 1996, Convest received a minimum price of 98% of the index price for the applicable pipeline. Under the agreement, Energy Source takes title to the gas before reselling it, thereby creating an account receivable from Energy Source for the sold gas. At December 31, 1996, the account receivable from Energy Source was $3.6 million, which is included in "Accounts Receivable" on the Consolidated Balance Sheet. Convest sells such gas to Energy Source on open credit without requiring a letter of credit or other security.

     In December 1996, Energy Source was sold by Edisto to an unrelated third party. See Note 2 -- "Discontinued Operations" for a description of this transaction. In connection with the sale, Convest and Energy Source agreed to extend the gas marketing agreement to December 31, 1997 and to increase the minimum price from 98% to 100% of the index price for the applicable pipeline.

     Prior to the sale of Energy Source, Edisto had provided Convest with access to an AS400 computer system to run its accounting system and had provided MIS support. The monthly cost to Convest was approximately $12,555 per month. In connection with the sale of Energy Source, Edisto sold the AS400 computer system and its MIS personnel became employees of the purchaser of Energy Source. Since Convest continued to need an AS400 computer system to run its accounting system, the Energy Source purchaser agreed to provide Convest with access to the AS400 computer system and MIS support through December 31, 1997. The cost to Convest is $12,645 per month. This agreement may be terminated by Convest at any time after June 30, 1997 upon 90 days notice.

     Energy Source executes trades of futures contracts on the New York Mercantile Exchange on behalf of Convest. In this regard, Energy Source acts solely in a ministerial capacity to purchase or sell the futures contracts at price levels directed by Convest's management. Energy Source charges a commission of $.0025

                          EDISTO RESOURCES CORPORATION
per Mcf of gas or barrel of crude oil for each trade executed to cover Energy Source's administrative costs to perform such service.

     Edisto and Convest have a directors' and officers' fiduciary insurance policy that covers both companies. The annual insurance premium was allocated 68% to Edisto, for a cost of $204,000, based on the relative percentage that the total assets of Edisto bear to the total assets of both Edisto and Convest.

     Each of the affiliated party transactions described above was approved by either a special committee of the Convest Board, which was composed of outside directors with no affiliation to Edisto, or the unanimous consent of the Convest Board.

     Effective July 1, 1995, the Company and Convest agreed to share certain administrative costs to reduce the overall cost that would otherwise be incurred by each of them in the absence of such an arrangement. Under the arrangement, certain costs associated with shareholder communication services and certain administrative staff who perform duties on behalf of both entities are shared by Edisto and Convest based on their respective utilization. In addition, the salary of Michael Y. McGovern, who serves as the Chairman and Chief Executive Officer of Edisto and Convest is apportioned equally between the two entities. Edisto and Convest may enter into additional cost sharing arrangements in the future.

(7) LONG-TERM DEBT

     Long-term debt consisted of the following (in thousands):

                                                             DECEMBER 31,    DECEMBER 31,
                                                                 1996            1995
                                                             ------------    ------------
Convest Credit Agreement...................................     $4,000         $19,175
Capital leases.............................................         --             175
Other......................................................          3               8
                                                                ------         -------
          Total debt.......................................      4,003          19,358
Less current maturities....................................         --          (1,723)
                                                                ------         -------
                                                                $4,003         $17,635
                                                                ======         =======

CONVEST ENERGY CORPORATION CREDIT AGREEMENT

     On June 26, 1995, simultaneous with the closing of the Convest Transaction, Convest entered into an Amended and Restated Secured Revolving Credit Agreement (the "Agreement") with Bank One, Texas, N.A. ("Bank One"), and Compass Bank-Houston. This facility, which terminates January 1, 1999, combined the existing credit facilities of Convest and Edisto E&P. Bank One serves as agent bank of the Agreement. The Agreement is secured by a first lien on all of Convest's assets, including its oil and gas properties and gas plant. The borrowing base is redetermined semi-annually on May 31 and November 30 of each year by the lending banks based on engineering criteria established by the banks. Interest on borrowings under the Agreement is computed at (i) the agent bank's prime lending rate (the "Base Rate") plus 3/4% or (ii) the London Inter Bank Offering Rate ("LIBOR") plus 2 3/4%. In addition, Convest pays a commitment fee equal to 1/2% on any commitment amount in excess of outstanding borrowings.

     The Agreement contains certain covenants regarding Convest's consolidated net worth and cash flow to debt service. In addition, the Agreement places certain limitations on Convest's ability to incur certain types of additional debt.

     During December 1996, Convest was notified by its lending banks that its redetermined borrowing base was $19.2 million effective December 1, 1996 and will reduce by $1.0 million monthly beginning January 1, 1997 based on the lending banks estimate of production. As of December 31, 1996 and 1995, Convest had outstanding borrowing under its credit facility totaling $4.0 million and $19.2 million, respectively. In addition,

                          EDISTO RESOURCES CORPORATION

Convest had an additional $200,000 of letters of credit outstanding at December 31, 1996, primarily related to performance bonds issued for oil and gas operations. As of December 31, 1996, all of Convest's outstanding borrowings were subject to Base Rate interest at an effective rate of 9% per annum.

(8) COMMON STOCK AND STOCK OPTIONS

     The Company's Common Stock has a par value of $.01 per share. At December 31, 1996, there were 50,000,000 shares authorized, of which 13,930,052 shares were issued. Treasury stock held by the Company at such date was 52,214 shares.

     In December 1995, the Company's Board of Directors authorized the Company to repurchase up to 1,000,000 shares of Edisto's Common Stock. In the first quarter of 1996, the Company repurchased 28,500 shares. At March 14, 1997, the Company had 14,034,674 issued and outstanding shares of Common Stock.

     In 1993, the Company adopted the 1993 Stock Option Plan and the 1993 Director Stock Option Plan. The aggregate number of shares that may be issued under options granted under these plans is 1,200,000 shares for the 1993 Stock Option Plan and 150,000 shares for the 1993 Director Stock Option Plan. The following table summarizes the activity in options under the 1993 Stock Option Plan and the 1993 Director Stock Option Plan:

                                      1996                 1995                 1994
                               ------------------   ------------------   -------------------
                                         WEIGHTED             WEIGHTED              WEIGHTED
                                         AVERAGE              AVERAGE               AVERAGE
                                         EXERCISE             EXERCISE              EXERCISE
                               SHARES     PRICE     SHARES     PRICE      SHARES     PRICE
                               -------   --------   -------   --------   --------   --------
Outstanding,
  Beginning of year..........  696,002    $6.38     397,806    $6.29      284,000    $9.75
  Granted....................  138,890     8.88     339,067     6.27      391,806     6.23
  Exercised..................  (27,286)    6.39          --       --           --       --
  Canceled...................  (90,139)    6.18     (40,871)    6.24     (278,000)    9.75
                               -------              -------              --------
  End of year................  717,467    $6.79     696,002    $6.38      397,806    $6.29
                               -------              -------              --------
Exercisable, end of year.....  595,133    $6.89     111,712    $6.92        2,000    $9.75
Weighted average fair value
  of options granted.........  $  1.73              $  1.53

     Edisto applies Accounting Principles Board (APB) Opinion 25 and related interpretations in accounting for its stock option plans. In accordance with APB Opinion 25, no compensation expense has been recognized for stock options granted for the years 1996, 1995 and 1994. Had compensation costs for these plans been determined based on the fair value for awards under those plans, consistent with the method of Statement of Financial Accounting Standards No. 123 ("SFAS 123") "Accounting for Stock-Based Compensation," Edisto's net income and earnings per share would have been as follows:

                                                                1996         1995
                                                              ---------    ---------
                                                              (IN THOUSANDS, EXCEPT
                                                                PER SHARE AMOUNTS)
Net Income/(Loss)
  As Reported...............................................    $20,154      $(6,597)
  Pro Forma.................................................     19,171       (7,132)
Earnings Per Share
  As Reported...............................................    $  1.49      $ (0.51)
  Pro Forma.................................................    $  1.42      $ (0.55)

                          EDISTO RESOURCES CORPORATION

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1996 and 1995, respectively: risk-free interest rates of 5.49% and 5.85%; expected lives of one year and two years; expected volatility of 43.51% and 34.87%. No dividends are expected. The pro forma amounts above include approximately $700,000 and $25,000 of compensation expense for 1996 and 1995, respectively, which relate to Convest's stock option plan, had grants related to Convest's plan been recorded at fair value.

     574,351 of the 717,467 options outstanding at December 31, 1996 have exercise prices between $6.00 and $6.75 with a weighted average exercise price of $6.22. 455,017 of these options are exercisable. The remaining 143,116 option have exercise prices between $7.33 and $10.69 with a weighted average exercise price of $9.08. 128,116 of these options are exercisable; their weighted average exercise price is $9.25. As a result of the sale of the gas marketing operations, completed on December 10, 1996, virtually all options, other than those held by Directors of the Company and the Chairman of the Company, vested upon closing of the sale and have a remaining contractual life of one year.

(9) PROPERTY SALES

1996 ASSET SALES

     In April 1996, Edisto sold its 11% interest in the Zarat Permit offshore of Tunisia for $1.4 million which resulted in a gain of approximately $0.3 million. This was Edisto's last remaining international oil and gas property.

     In mid-January 1996, Convest completed the sale of an offshore oil and gas property for sale proceeds of approximately $2.0 million, which resulted in a gain of approximately $620,000. In addition, Convest sold several other nonstrategic oil and gas properties during 1996 for aggregate sale proceeds of approximately $991,000 which resulted in a gain of approximately $619,000.

1994 ASSET SALES

     During 1994, Edisto E&P sold its interest in two areas of its Gulf Coast oil and gas properties. The sales price for the combined properties was approximately $9.4 million, and the net gain on the sales was approximately $4.7 million. The properties sold were estimated to have reserves of approximately 8 Bcf, one-half of which were undeveloped and would have required significant capital resources to develop for production. The amount of assets sold did not exceed 10% of the total assets of the Company so the pro forma effect of these sales is not presented.

(10) FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value. Changes in the assumptions or estimation methodologies may have a material effect on these estimated fair values.

CASH AND CASH EQUIVALENTS

     The fair value approximates carrying value because of the short maturity of these investments.

BANK DEBT

     The fair value approximates carrying value based on floating interest rates associated with such debt or on recent negotiations with lending institutions.

HEDGING

     See Note 5 -- "Hedging Activities" herein for a description of Convest's hedging activities.

                          EDISTO RESOURCES CORPORATION

OTHER

     The carrying amount approximates fair value based on the short maturity of these instruments.

(11) INCOME TAXES

     The Company accounts for income taxes in accordance with the provisions of SFAS 109 which requires that deferred tax assets and liabilities be recorded for temporary differences between the financial statement and tax bases of assets and liabilities using the currently enacted tax rate expected to be in effect when the taxes are actually paid.

     The provision for income taxes for the years ended December 31, 1996, 1995 and 1994 consists of the following (in thousands):

                                                                  YEAR ENDED
                                                  ------------------------------------------
                                                  DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                      1996           1995           1994
                                                  ------------   ------------   ------------
Current
  Federal.......................................      $142           $347           $ --
  State.........................................       245            259            147
                                                      ----           ----           ----
Income tax provision............................      $387           $606           $147
                                                      ====           ====           ====

     A reconciliation of the Company's effective tax rate to the statutory tax rate follows:

                                                 YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                    1996            1995            1994
                                                ------------    ------------    ------------
Federal statutory rate........................       34%            (34)%            34%
Foreign tax provision.........................       --              --              --
State tax provision...........................        4              10               2
Utilization of net deferred tax asset.........      (34)             --             (34)
Tax benefit reserved..........................       --              34              --
Federal alternative minimum tax...............        2              14              --
                                                    ---             ---             ---
Effective rate................................        6%             24%              2%
                                                    ===             ===             ===

     Temporary differences and carryforwards, which give rise to deferred income tax assets and liabilities, consist of the following (in thousands):

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1996        1995
                                                              --------    --------
Deferred tax liabilities....................................  $   (127)   $     --
Deferred tax assets:
  Net operating loss carryforwards..........................    36,396      49,304
  Tax credit carryforwards..................................       410          --
  Property and equipment differences........................       724       2,008
  Abandonment reserves......................................        --       1,456
  Other.....................................................     1,013       2,618
                                                              --------    --------
          Total.............................................    38,543      55,386
Valuation Allowance.........................................   (38,416)    (55,386)
                                                              --------    --------
Net deferred tax asset (liability)..........................  $     --    $     --
                                                              ========    ========

     At December 31, 1996 and 1995, the Company recognized valuation allowances for the net deferred tax assets including net operating loss carryforwards for which the Company believes it is more likely than not that the assets are not realizable.

                          EDISTO RESOURCES CORPORATION

     At December 31, 1996, the Company had consolidated net operating loss carryforwards of approximately $137 million for regular tax purposes and $96 million for alternative minimum tax reporting purposes. These carryforwards expire (if not utilized) in the years 2005 to 2010.

     Due to a change of more than 50% of ownership in the Company that occurred on the effective date of the Plan of Reorganization, the Company's ability to utilize its existing net operating losses to offset future taxable income became significantly limited under Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company will be able to utilize approximately $6.1 million of its net operating loss carryforwards each year for the next 15 years. To the extent gains are recognized subsequent to the reorganization, which constitute built-in gains within the meaning of Section 382(h) of the Code, the annual limitation may be increased to the extent of a portion or all of such gains recognized.

(12) COMMITMENTS AND CONTINGENCIES

LITIGATION

     Bruce W. McConkey, et al v. James R. McNab, Jr., et al. (Cause No. 93-002587 in the 125th District Court of Harris County, Texas). In January 1993, Bruce W. McConkey and two other shareholders of MINT, who collectively hold 20% of the outstanding MINT common stock, filed a lawsuit against Edisto, MINT and certain of its former directors who were former officers of Edisto. The lawsuit, among other things, (i) alleges that MINT constructively terminated Mr. McConkey's employment as the President and CEO of MINT, thereby breaching his employment agreement; (ii) alleges that certain directors of MINT breached their fiduciary duties to the plaintiffs, in their capacity as minority shareholders, and (iii) asserts derivative claims on behalf of MINT against certain directors for alleged mismanagement of MINT. The plaintiffs seek actual damages in an unspecified amount, punitive damages and attorney's fees. In October 1996, the trial court granted an interlocutory summary judgment in favor of Edisto, MINT and the individual defendants on all claims other than the claim against MINT that it constructively terminated Mr. McConkey's employment. Based on developments of the case to date, the Company's management does not believe the outcome of this lawsuit will have a material adverse effect on the Company's consolidated financial position.

     Panhandle Eastern Pipe Line Company v. Energy Source, Inc. (Cause No. 96-60925 in the 152nd District Court of Harris County, Texas). The lawsuit, which was filed in December 1996, relates to (i) a contract dispute involving approximately $1.5 million in disputed Annual Revenue Amount and other charges which PanEnergy and Panhandle Eastern claim are owed by Energy Source under two gas transportation agreements between the companies, (ii) a claim by Energy Source that PanEnergy over billed Energy Source by approximately $1.0 million for services under such transportation contracts which PanEnergy has refused to refund, (iii) $216,000 in gas balancing penalties paid by Energy Source under protest for which Edisto is seeking a refund, (iv) a claim by Energy Source under Texas antitrust laws that PanEnergy exerted unlawful monopoly power and engaged in anticompetitive conduct to the detriment of Energy Source, and (v) a claim by Energy Source that PanEnergy tortiously interfered with a prospective contractual relationship between Energy Source and its largest customer at that time. Edisto believes that it has meritorious defenses to PanEnergy's claims and plans to vigorously assert such defenses and its counterclaims against PanEnergy in the lawsuit. Based on developments of the case to date, the Company's management does not believe the outcome of this lawsuit will have a material adverse effect on the Company's consolidated financial position.

     Potential Retained Liabilities from Sale of Gas Marketing Operations. As a condition to the sale of the natural gas marketing operations in December 1996, Edisto retained the rights and liabilities associated with the gas purchase and supply contracts with three of Energy Source's Canadian trading partners. Each of these trading partners defaulted under their contracts and sought protection under Canadian bankruptcy laws. Edisto is pursuing its claims in these matters.

                          EDISTO RESOURCES CORPORATION

LEASE COMMITMENTS

     Minimum future payments under operating leases are $275,000 during 1997, $21,000 during 1998, $10,000 during 1999, $4,000 during 2000 and zero thereafter.

(13) RESTRUCTURING ITEMS

     Restructuring expense in 1994 includes the costs of the Company's implementation of a restructuring and consolidation plan. Thirty-one (31) employees who were involved primarily in corporate administration and exploration and production operations in the Dallas office were laid off as part of the Company's restructuring and its associated move to Houston, Texas. Pursuant to this plan, Edisto recorded the following restructuring expenses at December 31, 1994 (in thousands):

Consolidation of office space requirements..................  $1,821
Reduction in workforce......................................     863
                                                              ------
                                                              $2,684
                                                              ======

     The liability remaining under the Company's restructuring plan as of December 31, 1996 and 1995, relates to the consolidation of the Company's office lease requirements. As of December 31, 1996 and 1995, the Company had made payments totaling $1.9 million and $1.5 million associated with its restructuring plan, respectively. These payments were applied to the total restructuring liability of $2.7 million. The current portion of the restructuring liability was $538,000 and $619,000 as of December 31, 1996 and 1995, respectively. The current portion of the restructuring liability is included in "Accrued Liabilities and Other" and the long-term portion is included in "Other Noncurrent Liabilities."

(14) EMPLOYEE BENEFITS

     Edisto has an Employee Profit Sharing Retirement Plan and Trust which is available to all full-time employees of Edisto and certain of its affiliates. Under the terms of the Plan, an employee may contribute up to a maximum of 15% of their pre-tax annual compensation and Edisto will make matching contributions to the account of the participant equal to 6% of the participant's annual compensation up to a maximum limit of $1,864 per year. In addition, the Board of Directors of Edisto may determine, on a year-by-year basis, to contribute an additional amount which would be allocated to participating employees based on their relative compensation. During 1996, Edisto made matching contributions of $117,377 and additional contributions of $159,235. During 1995, Edisto made matching contributions of $103,625 and additional contributions of $140,016. During 1994, Edisto made matching contributions of $147,545 and additional contributions of $226,744.

     In connection with the sale of the gas marketing operations on December 10, 1996 (see Note 2 -- "Discontinued Operations"), all of the employees of Edisto, other than the Chairman of Edisto, became employees of the purchaser. Since Edisto no longer has any active employees, the Edisto Board of Directors on December 31, 1996 approved terminating the Plan. This termination is expected to occur by the end of 1997.

     During 1995, Convest maintained a plan qualified under Section 401(k) of the Internal Revenue Code (the "Plan"). All qualified employees of Convest were entitled to participate in the Plan upon completion of twelve months of service. Effective, January 1, 1994, a participant could contribute up to 15% of their compensation to the Plan on a pre-tax basis and Convest contributed matching contributions to the account of the participant equal to 75% of the participant's contribution, not to exceed 4.5% of the participant's compensation. Contributions by Convest vested over five years of service at a rate of 20% per year. During 1995, Convest made matching contributions of approximately $70,000 in accordance with the Plan.

                          EDISTO RESOURCES CORPORATION

     During December 1995, Convest amended and restated the Plan effective January 1, 1996. Under the amended Plan, all qualified employees of Convest are entitled to participate, regardless of time of service with Convest; however, a new entrant to the Plan may only do so on January 1 and July 1. Under the terms of the Plan, an employee may contribute up to a maximum of 15% of their pre-tax annual compensation and Convest will make matching contributions to the account of the participant equal to 6% of the participant's annual compensation up to a maximum limit of $1,864 per year. In addition, the Board of Directors may determine, on a year-by-year basis, to contribute an additional amount which would be allocated to participating employees based on their relative compensation. During 1996, Convest made matching contributions of $178,000.

(15) CONVEST OIL AND GAS RESERVES INFORMATION (UNAUDITED)

     The provisions of Statement of Financial Accounting Standards No. 69 require the disclosure of the following information relative to Convest's oil and gas reserves and producing activities.

                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               1996        1995        1994
                                                             --------    --------    --------
                                                                      (IN THOUSANDS)
CAPITALIZED COSTS RELATING TO OIL AND GAS PRODUCING
  ACTIVITIES
  Proved oil and gas properties............................  $114,063    $110,373    $ 66,617
  Unproved oil and gas properties..........................     3,244       3,828         997
                                                             --------    --------    --------
                                                              117,307     114,201      67,614
  Accumulated depreciation, depletion and amortization.....   (62,847)    (50,144)    (29,289)
                                                             --------    --------    --------
  Net capitalized costs....................................  $ 54,460    $ 64,057    $ 38,325
                                                             ========    ========    ========
COSTS INCURRED IN OIL AND GAS PROPERTY ACQUISITION,
  EXPLORATION AND DEVELOPMENT ACTIVITIES
  Acquisition of producing properties and leasehold costs:
     Proved................................................  $    163    $  3,069    $     15
     Unproved..............................................        --          --          17
  Reverse Acquisition of Convest...........................        --      40,935          --
  Exploratory drilling costs...............................     3,907          --         210
  Development drilling costs...............................     9,249       6,406       3,812
                                                             --------    --------    --------
                                                             $ 13,319    $ 50,410    $  4,054
                                                             ========    ========    ========

                          EDISTO RESOURCES CORPORATION

UNAUDITED RESERVE QUANTITY INFORMATION

     The following table sets forth the estimates of Convest's share of net quantities of proved reserves of oil and gas and a reconciliation of the changes in such quantities, developed or audited by independent petroleum engineers in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board. Convest emphasizes that reserve quantity estimates are inherently imprecise. Accordingly, these estimates are expected to change as future information becomes available. Changes in reserve quantities or prices and costs in future reserve estimates could have a significant effect on future depreciation, depletion and amortization or impairments of oil and gas properties. All reserves are located in the United States.

                                                               OIL AND
                                                              CONDENSATE    NATURAL GAS
                                                               (MBBLS)        (MMCF)
                                                              ----------    -----------
Proved reserves, December 31, 1993..........................     1,012         59,340
  Revisions of previous estimates...........................       220         10,134
  Sales of minerals in place................................       (11)        (7,236)
  Extensions, discoveries and other additions...............        --             --
  Production................................................      (584)       (19,295)
                                                                ------        -------
Proved reserves, December 31, 1994..........................       637         42,943
  Revision of previous estimates............................       872         (5,797)
  Sale of minerals in place.................................       (50)          (133)
  Reverse acquisition of Convest............................     5,474         17,509
  Acquisition of Sensor Properties (a)......................       756            172
  Extensions, discoveries and other additions...............       140          3,820
  Production................................................    (1,306)       (17,968)
                                                                ------        -------
Proved reserves, December 31, 1995..........................     6,523         40,546
  Revisions of previous estimates...........................       889          5,757
  Sales of minerals in place................................      (341)        (2,105)
  Extensions, discoveries and other additions...............       296          6,546
  Production................................................    (1,023)       (13,162)
                                                                ------        -------
Proved reserves, December 31, 1996..........................     6,344         37,582
                                                                ======        =======
Proved developed reserves:
  December 31, 1993.........................................       949         49,111
  December 31, 1994.........................................       607         42,540
  December 31, 1995.........................................     5,818         39,231
  December 31, 1996.........................................     5,493         35,075

---------------

(a) Reserve additions associated with the Sensor Properties acquisition represents only the reserves associated with Edisto E&P's interest as Convest's interest in the Sensor Properties was considered to have been acquired by Edisto E&P in the Edisto Transaction.

                          EDISTO RESOURCES CORPORATION

UNAUDITED STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS AND CHANGES THEREIN RELATING TO PROVED OIL AND GAS RESERVES

     The following table presents the standardized measure of discounted future net cash flows and changes therein relating to proved oil and gas reserves pursuant to Securities and Exchange Commission Regulation S-X, Rule 4-10 and Statement of Financial Accounting Standards No. 69. In computing this data, assumptions other than those required by the Securities and Exchange Commission and the Financial Accounting Standards Board could produce different results. Accordingly, the data may not be construed as representative of the fair market value of Convest's proved oil and gas reserves.

     Future cash flow estimates were derived by applying year-end prices and costs to estimated future production. Convest's gas production is either sold at fixed prices contracted for with given purchasers or at prevailing spot market prices. Future production and development costs were computed by estimating the expenditures to be incurred in developing and producing the proved oil and gas reserves, based on year-end costs and continued existing economic conditions. The standardized measure of discounted future net cash flows represents the present value of estimated future net cash flows, discounted at a rate of 10% per year.

     Numerous uncertainties are inherent in estimating quantities of proved reserves, projecting future rates of production and the timing of development expenditures. Future prices received for such production and future production costs may vary, perhaps significantly, from the prices and costs assumed for purposes of these estimates. Estimates of economically recoverable oil and gas reserves and of the future net revenues therefrom are based upon a number of variable factors and assumptions, all of which may in fact vary considerably from actual results. All such estimates are to some degree speculative, and classifications of reserves are only attempts to define the degree of speculation involved. Convest emphasizes that the actual production, revenues, severance and excise taxes, development expenditures and operating expenditures with respect to its reserves will likely vary from such estimates, and such variances may be material.

                                                                      AT DECEMBER 31,
                                                              --------------------------------
                                                                1996        1995        1994
                                                              ---------   ---------   --------
                                                                       (IN THOUSANDS)
Future cash inflows.........................................  $ 310,591   $ 214,687   $ 79,331
Future production and development costs.....................   (117,030)   (116,343)   (48,733)
Future income taxes.........................................    (33,366)     (2,925)        --
                                                              ---------   ---------   --------
Future net cash flows.......................................    160,195      95,419     30,598
10% annual discount for estimated timing....................    (38,841)    (23,452)    (3,143)
                                                              ---------   ---------   --------
Standardized measure of discounted future net cash flows....  $ 121,354   $  71,967   $ 27,455
                                                              =========   =========   ========
Beginning of period.........................................  $  71,967   $  27,455   $ 75,020
  Changes resulting from:
     Sales of oil and gas produced, net of production
       costs................................................    (32,360)    (32,763)   (34,559)
     Net changes in prices and production costs.............     55,216       9,443    (26,666)
     Extensions and discoveries, less related costs.........     23,442       8,601         --
     Reverse acquisition of Convest.........................         --      53,102         --
     Acquisition of Sensor Properties(a)....................         --       4,838         --
     Sales of reserves in place.............................     (4,091)       (519)    (8,434)
     Revisions of previous quantity estimates...............     23,015        (622)     9,809
     Accretion of discount..................................      7,197       2,746      7,502
     Changes in future development costs....................        (24)      1,905      3,379
     Net change in income taxes.............................    (22,181)     (2,509)        --
     Changes in timing and other............................       (827)        290      1,404
                                                              ---------   ---------   --------
End of period...............................................  $ 121,354   $  71,967   $ 27,455
                                                              =========   =========   ========

                          EDISTO RESOURCES CORPORATION

                                                                      AT DECEMBER 31,
                                                              --------------------------------
                       AVERAGE PRICES                           1996        1995        1994
                       --------------                         ---------   ---------   --------
Oil (per Bbl)...............................................  $   26.01   $   19.48   $  14.67
Gas (per Mcf)...............................................  $    3.87   $    2.16   $   1.63

---------------

(a) Discounted future net revenues associated with the Sensor Properties acquisition represents only the discounted future net revenues associated with Edisto E&P's interest as Convest's interest in the Sensor Properties was considered to have been acquired by Edisto E&P in the Edisto Transaction.

     Subsequent to the reserve valuation date of December 31, 1996, prices for oil and natural gas have decreased substantially. The average prices received for February 1997 were $20.75 per barrel and $2.85 per Mcf. Prices have continued to decline since then so the Company expects that the prices it will receive in March 1997 will be lower than in the prior month. This decrease in prices would have had an effect on the Standardized Measure of Discounted Cash Flows of the Company's proved reserves at January 1, 1997.

                          EDISTO RESOURCES CORPORATION

(16) SELECTED QUARTERLY DATA (UNAUDITED)

     The following tables set forth certain quarterly results of operations of Edisto (in thousands, except per share data):

                                        FIRST    SECOND     THIRD    FOURTH    YEAR TO
                                       QUARTER   QUARTER   QUARTER   QUARTER    DATE
                                        1996      1996      1996      1996      1996
                                       -------   -------   -------   -------   -------
Revenues.............................  $11,520   $10,513   $11,601   $13,588   $47,222
Operating income (loss)..............    1,013      (401)    1,003     3,048     4,663
Income (loss) from continuing
  operations.........................    1,344       127       464     3,668     5,603
Income (loss) from discontinued gas
  marketing and trading operations...    2,759    (1,287)   (2,170)      (63)     (761)
Gain from discontinued gas marketing
  operations.........................       --        --        --    15,312    15,312
Net income (loss)....................    4,103    (1,160)   (1,706)   18,917    20,154
Net income (loss) per common share:
  Continuing operations..............      .11       .01       .03       .26       .41
  Discontinued operations............      .21      (.10)     (.15)     1.10      1.08
Net income (loss) per common share...      .32      (.09)     (.12)     1.36      1.49
Weighted average common shares
  outstanding........................   12,934    13,440    13,846    13,856    13,496

                                        FIRST    SECOND     THIRD    FOURTH    YEAR TO
                                       QUARTER   QUARTER   QUARTER   QUARTER    DATE
                                        1996      1996      1996      1996      1996
                                       -------   -------   -------   -------   -------
Revenues.............................  $13,221   $13,323   $11,786   $13,120   $51,450
Operating income (loss)..............      (26)     (642)      223    (4,514)   (4,959)
Income (loss) from continuing
  operations.........................      (61)     (328)     (349)   (2,436)   (3,174)
Income (loss) from discontinued gas
  marketing and trading operations...   (2,068)    1,033      (106)   (8,663)   (9,804)
Gain from discontinued transmission
  operations.........................    2,557        --        --        --     2,557
Gain from discontinued manufacturing
  operations.........................    3,824        --        --        --     3,824
Net income (loss)....................    4,252       705      (455)  (11,099)   (6,597)
Net income (loss) per common share:
  Continuing operations..............       --      (.03)     (.03)     (.19)     (.25)
  Discontinued operations............      .33       .08      (.01)     (.66)     (.26)
Net income (loss) per common share...      .33       .05      (.04)     (.85)     (.51)
Weighted average common shares
  outstanding........................   12,966    12,966    12,954    12,954    12,954

                                                                      SCHEDULE I

                 EDISTO RESOURCES CORPORATION (PARENT COMPANY)

                            CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1996       1995
                                                              -------    -------
Current assets:
  Cash and cash equivalents.................................  $67,626    $18,318
  Accounts receivable.......................................    4,800         69
  Notes receivable from affiliates..........................       --      9,502
  Other.....................................................      380        237
                                                              -------    -------
          Total current assets..............................   72,806     28,126
                                                              -------    -------
Property and equipment
  Other.....................................................       --      1,395
  Less accumulated depreciation.............................       --       (823)
                                                              -------    -------
                                                                   --        572
                                                              -------    -------
Investment in subsidiaries..................................   25,842     41,327
                                                              -------    -------
          Total assets......................................  $98,648    $70,025
                                                              =======    =======

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current maturities of long-term debt......................  $    --    $    96
  Accounts payable..........................................      947      1,130
  Accrued liabilities and other.............................      738        619
                                                              -------    -------
                                                                1,685      1,845
                                                              -------    -------
Long-term liabilities:
  Long-term debt, net of current maturities.................       --         80
  Other noncurrent liabilities..............................      240        572
                                                              -------    -------
                                                                  240        652
                                                              -------    -------
Stockholders' equity:
  Common stock..............................................      139        130
  Additional paid-in capital................................   70,675     61,528
  Retained earnings.........................................   26,308      6,154
  Foreign currency translation..............................      (37)       (95)
  Treasury stock............................................     (362)      (189)
                                                              -------    -------
     Total stockholders' equity.............................   96,723     67,528
                                                              -------    -------
                                                              $98,648    $70,025
                                                              =======    =======

    See "Notes to Consolidated Financial Statements" of the Edisto Resources
     Corporation Consolidated Financial Statements included in this report.

                                                                      SCHEDULE I
                                                                     (CONTINUED)

                 EDISTO RESOURCES CORPORATION (PARENT COMPANY)

                       CONDENSED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                           YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                          DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                              1996           1995           1994
                                                          ------------   ------------   ------------
Costs and expenses:
  General and administrative............................    $ 1,584        $ 3,628        $   363
  Depreciation and amortization.........................         66            314          2,508
                                                            -------        -------        -------
                                                              1,650          3,942          2,871
                                                            -------        -------        -------
  Operating loss........................................     (1,650)        (3,942)        (2,871)
                                                            -------        -------        -------
Other income (expense):
  Interest income.......................................      1,253          1,197            420
  Minority interest.....................................     (2,190)           726             --
  Other.................................................        407          1,119           (361)
                                                            -------        -------        -------
                                                               (530)         3,042             59
                                                            -------        -------        -------
Income (loss) before equity in income (loss) of
  subsidiaries..........................................     (2,180)          (900)        (2,812)
                                                            -------        -------        -------
Equity in income (loss) of subsidiaries:
  Convest...............................................      8,070         (1,125)        11,366
  MINT..................................................         20            135            339
  Tunisia...............................................        342           (599)            --
  Edisto Gas Storage....................................       (425)           (83)          (132)
                                                            -------        -------        -------
                                                              8,007         (1,672)        11,573
                                                            -------        -------        -------
Income (loss) before income taxes.......................      5,827         (2,572)         8,761
  Income tax provision..................................       (224)          (602)           (26)
                                                            -------        -------        -------
  Income (loss) from continuing operations..............      5,603         (3,174)         8,735
Discontinued operations:
  Loss from gas marketing and trading operations........       (761)        (9,804)        (1,083)
  Loss from transmission operations.....................         --             --           (501)
  Gain on sale of gas marketing and trading
     operations.........................................     15,312             --             --
  Gain on sale of transmission operations...............         --          2,557             --
  Gain on sale of manufacturing operations..............         --          3,824             --
                                                            -------        -------        -------
Net income (loss).......................................    $20,154        $(6,597)       $ 7,151
                                                            =======        =======        =======

    See "Notes to Consolidated Financial Statements" of the Edisto Resources
     Corporation Consolidated Financial Statements included in this report.

                                                                      SCHEDULE I
                                                                     (CONTINUED)

                 EDISTO RESOURCES CORPORATION (PARENT COMPANY)

                       CONDENSED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                           YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                          DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                              1996           1995           1994
                                                          ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).....................................    $ 20,154       $ (6,597)      $  7,151
  Adjustments to reconcile net income (loss) to net cash
     provided (used) by operating activities:
     Depreciation and amortization......................          66            314             --
     Gain on sales of assets and investments............     (15,312)        (6,381)            --
     Equity in (income) loss of subsidiaries............      (7,246)        11,476         (9,989)
     Restructuring expense..............................          --             --          2,508
     Amortization of goodwill...........................          --             --            206
     Minority interest..................................       2,190           (726)           (69)
     Other..............................................          --             14            100
  Changes in assets and liabilities affecting operating
     activities:
     Accounts receivable................................      (4,225)          (984)         4,351
     Accounts payable...................................        (396)        (1,075)           431
                                                            --------       --------       --------
          Net cash provided (used) by operations........      (4,769)        (3,959)         4,689
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sales of property, equipment,
     investments and other assets.......................          --            244             --
  (Advances to) payments from affiliates................       3,134          9,302           (973)
  Acquisition of Enex...................................          --             --           (686)
  Dividends from (contributions to) subsidiaries........      43,293         20,386         (3,137)
  Acquisition of Convest................................        (419)        (7,230)            --
  Other.................................................        (796)          (473)            --
                                                            --------       --------       --------
          Net cash provided (used) by investing
            activities..................................      45,212         22,229         (4,796)
                                                            --------       --------       --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Stock issue on exercise of warrants and options.......       9,156             --             --
  Repurchase of common shares...........................        (173)            --             --
  Payments of long-term capital leases..................        (176)          (114)            --
  Foreign currency translation..........................          58             57             38
                                                            --------       --------       --------
          Net cash provided (used) by financing
            activities..................................       8,865            (57)            38
Net increase (decrease) in cash and cash equivalents....      49,308         18,213            (69)
Cash and cash equivalents, at beginning of period.......      18,318            105            174
                                                            --------       --------       --------
Cash and cash equivalents, at end of period.............    $ 67,626       $ 18,318       $    105
                                                            ========       ========       ========

    See "Notes to Consolidated Financial Statements" of the Edisto Resources
     Corporation Consolidated Financial Statements included in this report.

                                                                     SCHEDULE II

                          EDISTO RESOURCES CORPORATION

                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                  BALANCE AT    CHARGED TO                   BALANCE
                                                  BEGINNING     COSTS AND       OTHER        AT END
                                                  OF PERIOD      EXPENSES     CHANGES(1)    OF PERIOD
                                                  ----------    ----------    ----------    ---------
Year ended December 31, 1996
Reserves and allowances:
  Accounts receivable...........................    $1,483        $  768       $  (162)      $2,089
  Inventory.....................................        --         2,127            --        2,127
                                                    ------        ------       -------       ------
                                                    $1,483        $2,895       $  (162)      $4,216
                                                    ======        ======       =======       ======
Year ended December 31, 1995
Reserves and allowances:
  Accounts receivable...........................    $1,345        $  163       $   (25)      $1,483
                                                    ======        ======       =======       ======
Year ended December 31, 1994
Reserves and allowances:
  Accounts receivable...........................    $3,031        $   --       $(1,686)      $1,345
  Other.........................................       120            --          (120)          --
                                                    ------        ------       -------       ------
                                                    $3,151        $   --       $(1,806)      $1,345
                                                    ======        ======       =======       ======

---------------

(1) Primarily reflects write-offs of amounts expensed in previous periods.

                          EDISTO RESOURCES CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                         ASSETS
                                                               JUNE 30,      DECEMBER 31,
                                                                 1997            1996
                                                              -----------    ------------
                                                              (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................   $ 76,905        $ 71,765
  Restricted cash...........................................        333             333
  Margin deposits...........................................         56             979
  Accounts receivable.......................................      8,472           9,835
  Other current assets......................................        766           1,547
                                                               --------        --------
          Total current assets..............................     86,532          84,459
Property and equipment:
  Oil and gas properties using the successful efforts method
     of accounting..........................................    118,117         117,306
  Other.....................................................        685             641
  Less -- accumulated depreciation, depletion and
     amortization...........................................    (64,148)        (63,147)
                                                               --------        --------
                                                                 54,654          54,800
Other noncurrent assets.....................................      2,095           2,178
                                                               --------        --------
                                                               $143,281        $141,437
                                                               ========        ========
                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................   $  7,711        $  9,840
  Accrued liabilities and other.............................      8,075           9,863
  Deferred revenue..........................................      1,905           2,113
                                                               --------        --------
          Total current liabilities.........................     17,691          21,816
Long-term liabilities:
  Long-term debt............................................          3           4,003
  Deferred revenue..........................................        530             559
  Minority interest.........................................     13,996          10,850
  Other noncurrent liabilities..............................      5,556           7,486
                                                               --------        --------
                                                                 20,085          22,898
Commitments and contingencies
Stockholders' equity:
  Common stock, $.01 par value, 50,000,000 shares
     authorized, 14,238,551 issued at June 30, 1997 and
     13,930,052 issued at December 31, 1996.................        142             139
  Additional paid-in capital................................     72,699          70,675
  Retained earnings.........................................     33,063          26,308
  Foreign currency translation..............................        (37)            (37)
  Treasury stock, at cost, 52,214 shares at June 30, 1997
     and December 31, 1996..................................       (362)           (362)
                                                               --------        --------
          Total stockholders' equity........................    105,505          96,723
                                                               --------        --------
                                                               $143,281        $141,437
                                                               ========        ========

      See the accompanying notes to the consolidated financial statements.

                          EDISTO RESOURCES CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                              SIX MONTHS    SIX MONTHS
                                                                ENDED         ENDED
                                                               JUNE 30,      JUNE 30,
                                                                 1997          1996
                                                              ----------    ----------
Oil and gas revenues........................................   $25,917       $22,033
Costs and expenses:
  Lease operating and production taxes......................     6,573         8,502
  Abandonment and exploration costs.........................     1,252           921
  Depreciation, depletion and amortization..................     7,305         9,100
  General and administrative................................     3,168         2,898
                                                               -------       -------
                                                                18,298        21,421
                                                               -------       -------
          Operating income..................................     7,619           612
                                                               -------       -------
Other income (expense):
  Interest income...........................................     2,044           589
  Interest expense..........................................       (72)         (677)
  Gain on asset sales.......................................        87         1,165
  Minority interest.........................................    (2,637)         (379)
  Other, net................................................       (30)          438
                                                               -------       -------
                                                                  (608)        1,136
                                                               -------       -------
Income before income taxes..................................     7,011         1,748
Income tax provisions.......................................      (256)         (277)
                                                               -------       -------
Income from continuing operations...........................     6,755         1,471
                                                               -------       -------
Discontinued operations:
  Income from gas marketing operations......................        --         1,472
                                                               -------       -------
          Net income........................................   $ 6,755       $ 2,943
                                                               =======       =======
Net income per common share:
  Continuing operations.....................................   $   .48       $   .11
  Discontinued operations...................................        --           .12
                                                               -------       -------
  Net income per common share...............................   $   .48       $   .23
                                                               =======       =======
Weighted average common shares outstanding..................    14,019        12,930
                                                               =======       =======

      See the accompanying notes to the consolidated financial statements.

                          EDISTO RESOURCES CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                              THREE MONTHS    THREE MONTHS
                                                                 ENDED           ENDED
                                                                JUNE 30,        JUNE 30,
                                                                  1997            1996
                                                              ------------    ------------
Oil and gas revenues........................................    $12,247         $10,513
Costs and expenses:
  Lease operating and production taxes......................      3,105           4,109
  Abandonment and exploration costs.........................        161             879
  Depreciation, depletion and amortization..................      3,682           4,896
  General and administrative................................      1,621           1,030
                                                                -------         -------
                                                                  8,569          10,914
                                                                -------         -------
          Operating income..................................      3,678            (401)
                                                                -------         -------
Other income (expense):
  Interest income...........................................      1,052             285
  Interest expense..........................................        (16)           (307)
  Gain on asset sales.......................................        (35)            352
  Minority interest.........................................     (1,301)            203
  Other, net................................................         43             102
                                                                -------         -------
                                                                   (257)            635
                                                                -------         -------
Income before income taxes..................................      3,421             234
Income tax provisions.......................................       (158)           (107)
                                                                -------         -------
Income from continuing operations...........................      3,263             127
                                                                -------         -------
Discontinued operations:
  Income from gas marketing operations......................         --          (1,287)
                                                                -------         -------
          Net income........................................    $ 3,263         $(1,160)
                                                                =======         =======
Net income per common share:
  Continuing operations.....................................    $   .23         $   .01
  Discontinued operations...................................         --            (.10)
                                                                -------         -------
  Net income per common share...............................    $   .23         $  (.09)
                                                                =======         =======
Weighted average common shares outstanding..................     14,091          13,440
                                                                =======         =======

      See the accompanying notes to the consolidated financial statements.

                          EDISTO RESOURCES CORPORATION

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                          NUMBER OF            ADDITIONAL                FOREIGN
                           COMMON     COMMON    PAID-IN     RETAINED    CURRENCY     TREASURY
                           SHARES     STOCK     CAPITAL     EARNINGS   TRANSLATION    STOCK      TOTAL
                          ---------   ------   ----------   --------   -----------   --------   --------
Stockholders' equity,
  December 31, 1996.....   13,930      $139     $70,675     $26,308       $(37)       $(362)    $ 96,723
Net income..............       --        --          --       6,755         --           --        6,755
Common stock issued
  pursuant to 1996 bonus
  plan..................        6        --          55          --         --           --           55
Exercise of employee
  stock options.........      303         3       1,969          --         --           --        1,972
                           ------      ----     -------     -------       ----        -----     --------
Stockholder's equity,
  June 30, 1997.........   14,239      $142     $72,699     $33,063       $(37)       $(362)    $105,505
                           ======      ====     =======     =======       ====        =====     ========

      See the accompanying notes to the consolidated financial statements.

                          EDISTO RESOURCES CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                              SIX MONTHS    SIX MONTHS
                                                                ENDED         ENDED
                                                               JUNE 30,      JUNE 30,
                                                                 1997          1996
                                                              ----------    ----------
Cash flows from operating activities:
  Net income................................................   $ 6,755       $  2,943
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation, depletion and amortization...............     7,305          8,337
     Impairment of oil and gas properties...................        --          1,120
     Abandonments and exploration costs.....................       665            781
     Gains on sales of assets...............................       (87)        (1,167)
     Equity in income of affiliates.........................        --           (241)
     Minority interest expense..............................     2,637            379
     Other..................................................       110            807
     Changes in assets and liabilities:
       Accounts receivable and inventory....................     1,754        (15,760)
       Accounts payable and accrued liabilities.............    (3,690)        14,780
       Other................................................      (518)         1,377
                                                               -------       --------
          Net cash provided by operating activities.........    14,931         13,356
                                                               -------       --------
Cash flows from investing activities:
  Net proceeds from sales of assets.........................       768          3,874
  (Purchase) sale of hedging instruments....................     1,110         (2,647)
  Acquisition, exploration and development costs............    (9,534)        (4,721)
  Payments to affiliates....................................        --             79
  Purchase of other current and noncurrent assets...........      (107)          (820)
                                                               -------       --------
          Net cash used in investing activities.............    (7,763)        (4,235)
                                                               -------       --------
Cash flows from financing activities:
  Payments on long-term debt and capital leases.............    (4,000)        (7,945)
  Exercised employee stock options..........................     1,972             --
  Repurchase of common shares...............................        --           (173)
  Stock issue on exercise of warrants.......................        --          8,941
  Currency translation......................................        --             11
                                                               -------       --------
          Net cash provided by (used in) financing
            activities......................................    (2,028)           834
                                                               -------       --------
Net increase in cash and cash equivalents...................     5,140          9,955
Cash and cash equivalents, including restricted cash, at
  beginning of period.......................................    72,098         33,697
                                                               -------       --------
Cash and cash equivalents, including restricted cash, at end
  of period.................................................   $77,238       $ 43,652
                                                               =======       ========
Supplemental disclosure of cash flow information:
Cash paid during the period for:
  Interest..................................................   $   238       $    888
                                                               =======       ========
  Taxes.....................................................   $   606       $    410
                                                               =======       ========

      See the accompanying notes to the consolidated financial statements.

                          EDISTO RESOURCES CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED JUNE 30, 1997 AND 1996

(1)  ORGANIZATION AND PRESENTATION

     The accompanying consolidated financial statements include the accounts of Edisto Resources Corporation, a Delaware corporation ( the "Company" or "Edisto"), and its consolidated subsidiaries. On December 10, 1996, the Company sold substantially all of the assets of its gas marketing subsidiaries, Energy Source, Inc. and Energy Source Canada, Inc. (collectively "Energy Source"), to two subsidiaries of Pacific Gas Transmission Company. Since this sale, the Company's only line of business has been oil and gas exploration and production which is conducted through a 72% interest in Convest Energy Corporation ("Convest"), an independent oil and gas exploration and production company listed on the American Stock Exchange. Edisto owns 7,598,771 shares of Convest Common Stock.

     References to the "Company" or "Edisto" shall refer to Edisto Resources Corporation and all of its consolidated subsidiaries, including Convest. References to "Convest" shall refer only to Convest.

     These financial statements should be read in conjunction with the audited financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996. Reference also is made to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this report.

     The information presented in this Form 10-Q is unaudited, but in the opinion of management reflects all adjustments (all of which were normal and recurring) necessary to fairly present such information. Interim results are not necessarily indicative of a full year of operations.

(2)  PROPOSED MERGER WITH FORCENERGY INC

     On June 19, 1997, Edisto, Convest, Forcenergy Inc ("Forcenergy") (NYSE "FEN"), and a Forcenergy subsidiary executed a definitive Agreement and Plan of Merger (the "Merger Agreement") providing for Edisto and Convest to be merged into Forcenergy.

     Under the Merger Agreement, (a) each issued and outstanding share of Edisto Common Stock will be converted into the right to receive (i) $4.886 in cash and
(ii) a fractional interest in a share of Forcenergy Common Stock equal to $5.064 divided by the Weighted Average Trading Price of Forcenergy Common Stock and (b) each issued and outstanding share of Convest Common Stock will be converted into the right to receive a fractional interest in a share of Forcenergy Common Stock equal to $8.88 divided by the Weighted Average Trading Price of Forcenergy Common Stock; provided, however, that in no event will the Weighted Average Trading Price of Forcenergy Common Stock be less than $28.96 nor more than $34.96. The "Weighted Average Trading Price" of Forcenergy Common Stock will be calculated by taking the average of the following daily calculations for each of the ten trading days ending two trading days prior to the closing date for the
Merger: (i) grouping together all shares of Forcenergy Common Stock traded on such day at the same trading price, (ii) multiplying the aggregate number of shares in each price group by the trading price for such group to calculate a product (the total sold shares value) for each group, (iii) adding all of such products from each group, and (iv) dividing the resulting total by the aggregate number of shares traded on such trading day. Cash will be paid in lieu of fractional shares of Forcenergy Common Stock. The transaction is expected to close in October 1997.

     The majority shareholders of Edisto and Convest have agreed to vote their respective shares in favor of the transaction thereby assuring the required shareholder approval for the Merger Agreement. Investment funds and accounts managed by TCW Special Credits and Oaktree Capital Management, L.L.C., which hold slightly in excess of 51% of Edisto's Common Stock, have agreed to vote for the transaction. In addition, such investment funds and accounts have contractually agreed not to sell 80% of the Forcenergy Common Stock received in the transaction for a period of six months after the closing. Edisto currently owns approximately

                          EDISTO RESOURCES CORPORATION

72% of the outstanding shares of Common Stock of Convest, and has agreed in the Merger Agreement to vote its shares of Convest Common Stock in favor of the transaction.

     The accompanying financial statements have been prepared on a going concern basis and do not reflect any adjustments related to the proposed merger.

(3)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

EDISTO

     Cash and Cash Equivalents. Cash equivalents consist of short-term highly liquid investments which are readily convertible into cash and have original maturities of three months or less. The Company's investment policy for its available cash balances allows for investment in high grade short-term debt issues as well as investments in money market accounts and overnight investments with major financial institutions. At June 30, 1997, the Company had cash and cash equivalents, including restricted cash, of $77.2 million of which $7.4 million was held at Convest.

     Net Income Per Share. Net income per share is computed based on the weighted average number of shares outstanding which were 14,019,317 and 12,929,661 for the six months ended June 30, 1997 and 1996, respectively, and 14,090,803 and 13,440,269 for the three months ended June 30, 1997 and 1996, respectively. No effect has been given to options outstanding under the Company's stock option plans because their effect is antidilutive or immaterial.

     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Income Taxes. Edisto records income taxes in accordance with the Financial Accounting Standards Board -- Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." SFAS 109 requires the balance sheet approach of income tax accounting whereby deferred income taxes are provided at the balance sheet date for the differences existing in the tax basis of assets and liabilities and their financial statement carrying amounts.

     Principles of Consolidation and Reclassifications. All significant intercompany balances and transactions have been eliminated. Certain reclassifications have been made to the 1996 consolidated financial statements to conform to the presentation for 1997.

CONVEST

     Reclassifications and Consolidation. Certain reclassifications have been made to prior year financial statements to conform to the presentation for 1997. All significant intercompany accounts and activities have been eliminated.

     Restricted Cash. Restricted cash consists of $333,000 of certificates of deposit held by various financial institutions. The certificates of deposit are held in escrow as collateral for letters of credit issued for (i) lease payments on certain offshore platforms and (ii) estimated plugging and abandonment costs expected to be incurred on certain onshore oil and gas properties.

     Property and Equipment. Convest follows the successful efforts method of accounting for its oil and gas properties. Costs of productive wells, developmental drilling expenditures, including developmental dry holes, and productive leases are capitalized. Exploratory drilling costs, including stratigraphic test wells, are initially capitalized, but charged to expense if and when the well is determined to be unsuccessful. The capitalized

                          EDISTO RESOURCES CORPORATION
costs of oil and gas properties are charged to operations as depreciation, depletion and amortization using the unit-of-production method based on the ratio of current production to proved recoverable oil and gas reserves (as defined by the Securities and Exchange Commission) on a lease by lease basis. Reserve estimates for Convest's properties were prepared or audited by independent petroleum engineering firms at year end. Gas is converted to equivalent barrels of oil on an energy content basis of 6 Mcf of gas to 1 barrel of oil. Depreciation, depletion and amortization per equivalent unit of oil production was $4.74 and $4.83 for the six month periods ended June 30, 1997 and 1996, respectively, and $4.51 and $4.60 for the three month periods ended June 30, 1997 and 1996, respectively. Oil and gas leasehold costs are capitalized when incurred. Unproved properties are assessed periodically on a property-by-property basis and impairments in value are charged to expense. Exploratory expenses, including geological and geophysical expenses and annual delay rentals, are charged to expense as incurred.

     Under Statement of Financial Accounting Standards No. 121 ("SFAS 121") regarding accounting for the impairment of long-lived assets, Convest is required to recognize an impairment loss for its proved oil and gas properties if the carrying value of such properties (i.e., total capitalized costs less accumulated depreciation and depletion) exceeds the undiscounted expected future cash flows attributable to such properties. Convest must assess the need for an impairment of capitalized costs of oil and gas properties on a property-by-property basis. If an impairment is indicated based on undiscounted expected future cash flows, then an impairment loss is recognized to the extent that net capitalized costs exceed expected future cash flows. During the second quarter of 1996, it was determined that one of Convest's offshore properties had experienced a permanent decline in production. Accordingly, Convest recorded an impairment loss of approximately $1.1 million during the second quarter of 1996. No such provision has been required during 1997.

     Other Property, Plant and Equipment. Other fixed assets are recorded at cost and depreciated over their estimated useful lives using the straight-line method of depreciation.

     Abandonment Reserve. Convest records its estimate of future abandonment costs of offshore properties. Such costs are accrued using a unit-of-production method based upon estimated proved recoverable reserves. Abandonment costs are estimated under current regulations using current costs and are reviewed periodically and adjusted as new information becomes available. Abandonment costs on onshore properties are typically nominal due to the salvage value of well equipment.

     Convest is a party to a settlement with the United States Minerals Management Service relating to estimated plugging and abandonment costs for 14 Gulf of Mexico OCS leases. Pursuant to this settlement, the operator of the leases, Convest and other co-lessees were required to provide security for payment of such costs through quarterly payments to an Abandonment Fund. During the first quarter of 1997, Convest made its final scheduled payment under the Abandonment Fund, and accordingly, is no longer subject to additional future payments.

     As of June 30, 1997 and December 31, 1996, Convest had made payments totaling approximately $4.8 million and $4.2 million to the Abandonment Fund, respectively. These payments were applied to the total long-term abandonment reserve of $7.5 million and $7.7 million, as of June 30, 1997 and December 31, 1996, respectively, resulting in a net long-term abandonment reserve of $2.7 million and $3.5 million as of those dates. The current portion of the abandonment reserve was $2.1 million and $2.3 million as of June 30, 1997 and December 31, 1996, respectively. The current portion of the abandonment reserve is included in "Accrued Liabilities and Other" and the noncurrent portion is included in "Other Noncurrent Liabilities" in the consolidated financial statements.

     Lease Operating Expenses. In connection with a 1992 sale of certain future production volumes of oil to Enron Reserve Acquisition Corp., Convest established a reserve for the expenses associated with the volumes sold and amortizes this reserve as the volumes are delivered. As of June 30, 1997 and December 31, 1996, the

                          EDISTO RESOURCES CORPORATION
current balance of this reserve was $1.6 million, respectively, and the long-term balance was $2.8 million and $3.7 million, respectively, and were presented in "Accrued Liabilities and Other" and "Other Noncurrent Liabilities," respectively, in the consolidated financial statements.

     Gas Balancing. Convest uses the entitlement method of accounting for gas imbalances. Receivables resulting from undertakes of gas production at June 30, 1997 and December 31, 1996 were $2.4 million and $2.3 million, respectively, and are included in "Accounts Receivable -- Oil and Gas Production" and "Other Noncurrent Assets" in the consolidated financial statements. Deferred revenue and payables resulting from overtakes of gas production at June 30, 1997 and December 31, 1996 were $2.4 million and $2.7 million, respectively, and are included in "Current Liabilities -- Deferred Revenue" and "Long-Term
Liabilities -- Deferred Revenue" in the consolidated financial statements.

     Accounting for Income Taxes. Convest records income taxes in accordance with the Financial Accounting Standards Board -- Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." SFAS 109 requires the balance sheet approach of income tax accounting whereby deferred income taxes are provided at the balance sheet date for the differences existing in the tax basis of assets and liabilities and their financial statement carrying amounts.

     Concentration of Credit Risk. Convest's oil and gas production revenues are derived principally from uncollateralized sales to customers in the oil and gas industry. The concentration of credit risk in a single industry affects Convest's overall exposure to credit risk because customers may be similarly affected by changes in economic and other conditions. Convest has not experienced significant credit losses on receivables from such sales.

     Net Income Per Share. Net income per share is computed based on the weighted average number of shares outstanding which were 10,472,100 and 10,412,722 for the six months ended June 30, 1997 and 1996, respectively, and 10,508,115 and 10,412,722 for the three months ended June 30, 1997 and 1996, respectively. No effect has been given to options outstanding under Convest's stock option plans because their effect is antidilutive or immaterial.

     Risk Management/Hedging Activities. Convest from time to time engages in commodity hedging activities to minimize the risk of market fluctuations associated with the price of crude oil and natural gas production. The hedging objectives include assurance of stable and known cash flows and fixed favorable prices. The hedges are effected through the purchase and sale of futures contracts on the New York Mercantile Exchange ("NYMEX") and over the counter price swap agreements. The credit risk of futures contracts is limited due to the daily cash settlement of the net change in the value of open contracts and because of certain NYMEX procedures. Gains or losses on Convest's hedging agreements are deferred and recognized as oil and gas sales revenue when the hedged transaction occurs.

     Statement of Cash Flows. For purposes of the consolidated statements of cash flows, Convest considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. All significant estimates are discussed herein.

(4)  DISCONTINUED OPERATIONS

     From 1990 until December 1996, Edisto conducted natural gas marketing operations through Energy Source. On December 10, 1996, Energy Source sold substantially all of its assets to Pacific Gas Transmission Company, a subsidiary of PG&E Corporation (NYSE "PCG"). The sales price was $23.3 million in cash,

                          EDISTO RESOURCES CORPORATION
plus the working capital of Energy Source at July 31, 1996 (approximately $20.0 million). The sales price, however, is subject to adjustment after the closing by the adjusted consolidated net income or loss of Energy Source from August 1, 1996 to November 30, 1996. The Company and PGT have not yet finalized the purchase price adjustment. Under the Purchase Agreement, Edisto also retained certain assets and liabilities of Energy Source. In connection with this sale, Edisto recognized a gain of approximately $15.3 million during 1996, net of approximately $700,000 of income tax.

     As a condition to the sale, Edisto retained the rights and liabilities associated with the gas purchase and supply contracts with three of Energy Source's Canadian trading partners, each of whom defaulted under their contracts and sought protection under Canadian bankruptcy laws. Edisto also retained as assets approximately 1.2 Bcf of natural gas in storage which the storage operator failed to deliver. Edisto is pursuing its claims in each of these matters.

     Pursuant to the Purchase Agreement, Edisto also retained the liabilities and counterclaims against PanEnergy Corporation and Panhandle Eastern Pipe Line Company under a lawsuit in the District Court of Harris County, Texas. This lawsuit is described in Note 10 -- "Commitments and Contingencies" herein.

     Separate from the lawsuit with Panhandle, Edisto retained as an asset all rights to receive a refund from Panhandle under a proposed settlement of certain rate cases pending before the Federal Energy Regulatory Commission. In April 1997, the settlement was finalized and Panhandle acknowledged Edisto's right to receive a refund of approximately $1.0 million, but offset it against amounts which Panhandle claims are owed to it by the Company. This refund is included in Accounts Receivable on the accompanying Consolidated Balance Sheet at June 30, 1997 and December 31, 1996.

                          EDISTO RESOURCES CORPORATION

(5)  CONSOLIDATING BALANCE SHEETS

     Set forth below are the Consolidating Balance Sheets of Edisto and its consolidated subsidiary, Convest, at June 30, 1997.

                          CONSOLIDATING BALANCE SHEETS
                                 JUNE 30, 1997
                                 (IN THOUSANDS)

                                                                                         CONSOLIDATED
                                                    EDISTO(1)   CONVEST   ELIMINATIONS      EDISTO
                                                    ---------   -------   ------------   ------------
ASSETS:
  Cash and cash equivalents.......................  $ 69,869    $ 7,369     $     --       $ 77,238
  Margin deposits.................................        --         56           --             56
  Accounts receivable.............................     1,714      7,130         (372)         8,472
  Other current assets............................         4        762           --            766
                                                    --------    -------     --------       --------
          Total current assets....................    71,587     15,317         (372)        86,532
                                                    --------    -------     --------       --------
  Property and equipment, net.....................        72     54,582           --         54,654
                                                    --------    -------     --------       --------
  Investment in Convest...........................    38,414         --      (38,414)            --
                                                    --------    -------     --------       --------
  Other assets....................................        27      2,618         (550)         2,095
                                                    --------    -------     --------       --------
                                                    $110,100    $72,517     $(39,336)      $143,281
                                                    ========    =======     ========       ========

LIABILITIES AND EQUITY:
  Accounts payable................................  $    615    $ 7,467     $   (372)      $  7,710
  Accrued liabilities and other...................     3,379      4,696           --          8,075
  Deferred revenue................................        --      1,906           --          1,906
                                                    --------    -------     --------       --------
          Total current liabilities...............     3,994     14,069         (372)        17,691
                                                    --------    -------     --------       --------
  Long-term debt..................................        --          3           --              3
  Minority interest...............................        --         --       13,996         13,996
  Other noncurrent liabilities....................        51      6,035           --          6,086
                                                    --------    -------     --------       --------
          Total long-term liabilities.............        51      6,038       13,996         20,085
                                                    --------    -------     --------       --------
  Stockholders' equity............................   106,055     52,410      (52,960)       105,505
                                                    --------    -------     --------       --------
                                                    $110,100    $72,517     $(39,336)      $143,281
                                                    ========    =======     ========       ========

---------------

(1) Includes Edisto and its subsidiaries other than Convest.

(6)  HEDGING ACTIVITIES

     As previously stated, Convest conducts its hedging activities through major financial institutions. Set forth below is the contract amount and term of all futures contracts held for price risk management purposes by Convest at June 30, 1997 and December 31, 1996:

                                  JUNE 30, 1997          DECEMBER 31, 1996
                               --------------------    ----------------------
                                 OIL         GAS         OIL          GAS
                               --------    --------    --------    ----------
Quantity Sold................  30 Mbbls    740 MMCF    90 Mbbls    3,300 MMcf
Maximum Term.................  3 Months    3 Months    9 Months    10 Months
Average Price................   $21.07      $2.38       $22.50       $2.53

                          EDISTO RESOURCES CORPORATION

     Convest will continue its hedging activities during 1997 in order to mitigate the volatility of its crude oil and natural gas prices. Gains and losses realized upon the settlement of Convest's hedge positions are deferred and recognized as oil and gas sales revenue in the month of the underlying physical production being hedged. The fair value of Convest's open positions at June 30, 1997 were $182,150. As a result of fluctuations in the price of crude oil and natural gas subsequent to June 30, 1997, the stated fair value of Convest's open positions is not indicative of the value which would be received if the positions were closed at current prices. The fair value of Convest's hedges was based on the cost that would have been incurred to buy out those hedges in a loss position and the consideration that would have been received to terminate those hedges in a gain position. The cash margin required by the counterparties to Convest's hedging activities totaled $56,000 and $1.0 million as of June 30, 1997 and December 31, 1996, respectively, and are included in other current assets.

(7)  RELATED PARTY TRANSACTIONS

     During December 1996, Edisto sold substantially all of the assets of its wholly owned gas marketing subsidiary, Energy Source, Inc., to an unrelated third party. From January 1995 until its sale in December 1996, Energy Source had marketed a substantial portion of Convest's gas production. Under the gas marketing arrangement, Convest received a minimum price of 98% of the index for the applicable pipeline. In connection with the sale of Energy Source, Convest and Energy Source agreed to extend the gas marketing arrangement to December 31, 1997. Effective January 1, 1997, the gas marketing arrangement was amended to increase the price received by Convest from 98% to 100% of the index price for the applicable pipeline.

     In connection with the Energy Source sale, all Edisto employees other than Michael Y. McGovern, the Chairman and Chief Executive Officer of Convest and Edisto, became employees of the purchaser. Subsequently, Edisto's corporate headquarters were moved to Convest's offices, and Mr. McGovern and four other employees of Convest have divided their time between Edisto and Convest. Effective December 1, 1996, Mr. McGovern's base salary and benefits have been apportioned 70% to Convest and 30% to Edisto. The base salary and benefits of the other Convest employees who perform work for Edisto also are apportioned based on the approximate amount of time they work for each company.

     Prior to the sale of Energy Source, Edisto had provided Convest with access to an AS400 computer system to run its accounting system and had provided MIS support. The monthly cost to Convest was approximately $12,555 per month. In connection with the sale of Energy Source, Edisto sold the AS400 computer system and its MIS personnel became employees of the purchaser of Energy Source. Since Convest continued to need an AS400 computer system to run its accounting system, the Energy Source purchaser agreed to provide Convest with access to the AS400 computer system and MIS support through December 31, 1997. The cost to Convest is $12,645 per month. This agreement may be terminated by Convest at any time after June 30, 1997 upon 90 days notice.

     In addition, Convest and Edisto have a directors' and officers' fiduciary insurance policy that covers both companies. The annual insurance premium was allocated 32% to Convest, for a cost of $96,000 based on the relative percentage that the assets of Convest bear to the total assets of both Convest and Edisto.

     Each of the affiliated party transactions described above was approved by either a special committee of Convest's Board, which was composed of outside directors with no affiliation to Edisto, or the unanimous consent of Convest's Board.

(8)  INCOME TAXES

     The Company records current income taxes based on its estimated actual tax liability for the year. The Company provides for deferred income taxes under SFAS No. 109 based upon differences between the tax basis of the Company's assets and liabilities and their financial statement carrying amounts multiplied by the Company's expected future effective tax rate.

                          EDISTO RESOURCES CORPORATION

     The Company recorded current income tax expense of $256,000 and $277,000 for the six months ended June 30, 1997 and 1996, respectively, and $158,000 and $107,000 for the three months ended June 30, 1997 and 1996, respectively. The Company has provided a valuation allowance against substantially all of its net deferred tax assets as the "more-likely-than-not" criteria for recognition under SFAS No. 109 has not been met.

(9)  CONVEST CREDIT FACILITY AND LONG-TERM DEBT

     Convest has a revolving credit facility with Bank One, Texas, N.A. ("Bank One"), and Compass Bank-Houston which terminates on January 1, 1999. Bank One serves as agent bank of the facility. The facility is secured by a first lien on all of Convest's assets, including its oil and gas properties and gas plant. The borrowing base is redetermined semi-annually on May 31 and November 30 of each year by the lending banks based on engineering criteria established by the banks. Interest on borrowings under the facility is computed at (i) the agent bank's prime lending rate (the "Base Rate") plus 3/4% or (ii) the London Interbank Offering Rate ("LIBOR") plus 2 3/4%. In addition, Convest pays a commitment fee equal to 1/2% on any commitment amount in excess of outstanding borrowings.

     Effective December 1, 1996, the borrowing base was $19.2 million which reduces by $1.0 million per month beginning January 1, 1997 based on the lending banks' estimate of production. Effective January 28, 1997 and June 12, 1997, the borrowing base was reduced by $300,000 and $200,000, respectively, to give effect to the sale of oil and gas properties securing the credit facility. Pursuant to the terms of the credit facility, Convest is required to provide the banks with semi annual estimates of its oil and gas reserves on or before April 1 and October 1 of each year. Due to the proposed merger with Forcenergy, the banks have agreed to extend the report required on October 1, 1997 until December 1, 1997. As a result, Convest's borrowing base will continue to reduce by $1.0 million per month until the updated reports are provided and the borrowing base has been redetermined.

     After giving effect to the monthly borrowing base reductions and the reductions resulting from the property sales, Convest's borrowing base under the credit facility was $12.7 million on June 30, 1997. Convest had no outstanding borrowings under its credit facility at June 30, 1997 and $4.0 million outstanding at December 31, 1996. In addition, Convest had $200,000 of letters of credit outstanding at June 30, 1997 and December 31, 1996, primarily related to performance bonds issued for oil and gas operations.

(10)  COMMITMENTS AND CONTINGENCIES

     Bruce W. McConkey, et al v. James R. McNab, Jr., et al. (Cause No. 93-002587 in the 125th District Court of Harris County, Texas). In January 1993, Bruce W. McConkey and two other shareholders of MINT Holding Company ("MINT"), who collectively hold 20% of the outstanding MINT common stock, filed a lawsuit against Edisto, MINT and certain of its former directors who were former officers of Edisto. Edisto owns the remaining 80% of MINT. The lawsuit, among other things, (i) alleged that MINT constructively terminated Mr. McConkey's employment as the President and CEO of MINT, thereby breaching his employment agreement; (ii) alleged that certain directors of MINT breached their fiduciary duties to the plaintiffs, in their capacity as minority shareholders, and (iii) asserted derivative claims on behalf of MINT against certain directors for alleged mismanagement of MINT. Edisto and MINT asserted certain counterclaims against Mr. McConkey based on an unpaid guaranteed debt and an unpaid promissory note.

     In October 1996, the trial court granted an interlocutory summary judgment in favor of Edisto, MINT and the individual defendants on all claims other than the claims against MINT, including the claim that it constructively terminated Mr. McConkey's employment. In mid-July 1997, this lawsuit was tried before a jury and resulted in the following findings: (i) the court found that Mr. McConkey was constructively discharged by MINT which owes Mr. McConkey approximately $32,000 for damages and interest; (ii) Mr. McConkey owes approximately $26,000 to Multiflex on an unpaid promissory note, and (iii) Mr. McConkey owes

                          EDISTO RESOURCES CORPORATION
approximately $400,000 to Edisto for breaching a guaranty issued to Edisto. All other relief sought by Mr. McConkey and the other plaintiffs against Edisto, MINT and the individual defendants was expressly denied. The final judgment was granted by the trial court on July 29, 1997. It is unknown at this time whether the plaintiffs will appeal this judgment.

     Panhandle Eastern Pipe Line Company v. Energy Source, Inc. (Cause No. 96-60925 in the 152nd District Court of Harris County, Texas). The lawsuit, which was filed in December 1996, relates to (i) a contract dispute involving approximately $1.5 million in disputed Annual Revenue Amount and other charges which PanEnergy and Panhandle Eastern claim are owed by Energy Source under two gas transportation agreements between the companies, (ii) a claim by Energy Source that PanEnergy over billed Energy Source by approximately $1.0 million for services under such transportation contracts which PanEnergy has refused to refund, (iii) $216,000 in gas balancing penalties paid by Energy Source under protest for which Edisto is seeking a refund, (iv) a claim by Energy Source under Texas antitrust laws that PanEnergy exerted unlawful monopoly power and engaged in anticompetitive conduct to the detriment of Energy Source, and (v) a claim by Energy Source that PanEnergy tortiously interfered with a prospective contractual relationship between Energy Source and its largest customer at that time. Edisto believes that it has meritorious defenses to PanEnergy's claims and plans to vigorously assert such defenses and its counterclaims against PanEnergy in the lawsuit. Based on developments of the case to date, the Company's management does not believe the outcome of this lawsuit will have a material adverse effect on the Company's consolidated financial position or results of operations.

     Potential Retained Liabilities from Sale of Gas Marketing Operations. As a condition to the sale of the natural gas marketing operations in December 1996, Edisto retained the rights and liabilities associated with the gas purchase and supply contracts with three of Energy Source Canada's trading partners. Each of these trading partners defaulted under their contracts and sought protection under Canadian bankruptcy laws. Edisto is pursuing its claims in these matters.

     In addition, the Company is named as defendant in several lawsuits arising in the ordinary course of business. While the outcome of lawsuits and other proceedings against the Company cannot be predicted with certainty, management does not expect these matters to have a material adverse effect on the Company's financial position or results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Convest Energy Corporation:

     We have audited the accompanying consolidated balance sheets of Convest Energy Corporation (a Texas corporation) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Convest Energy Corporation and subsidiaries as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

     As discussed in Note 2, as of October 1, 1995, the Company changed its method of accounting for the impairment of long-lived assets to conform with Statement of Financial Accounting Standards No. 121.

                                            ARTHUR ANDERSEN LLP

Houston, Texas
March 20, 1997

                           CONVEST ENERGY CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1996        1995
                                                              --------    --------
Current assets:
  Cash and cash equivalents.................................  $  3,678    $    674
  Restricted cash...........................................       333         333
  Accounts receivable:
     Oil and gas production -- less allowance for doubtful
      accounts of $657 and $820, respectively...............     7,908       7,958
     Other..................................................       598         252
  Other current assets......................................     2,267       6,223
                                                              --------    --------
          Total current assets..............................    14,784      15,440
                                                              --------    --------
Property and equipment:
  Oil and gas properties, successful efforts method.........   117,307     114,201
  Other.....................................................       478         364
  Less accumulated depreciation, depletion and
     amortization...........................................   (63,061)    (50,225)
                                                              --------    --------
                                                                54,724      64,340
                                                              --------    --------
Other assets................................................     2,704       2,177
                                                              --------    --------
                                                              $ 72,212    $ 81,957
                                                              ========    ========

                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt......................  $     --    $  1,625
  Accounts payable:
     Oil and gas production.................................     8,521       9,609
     Affiliates.............................................       667         550
  Accrued liabilities and other.............................     6,041       3,803
  Deferred revenue..........................................     2,113       2,010
                                                              --------    --------
          Total current liabilities.........................    17,342      17,597
                                                              --------    --------
Long-term liabilities:
  Long-term debt, net of current maturities.................     4,003      17,553
  Deferred revenue..........................................       559         691
  Other noncurrent liabilities..............................     7,170      11,099
                                                              --------    --------
                                                                11,732      29,343
                                                              --------    --------
Commitments and contingencies
Stockholders' equity:
  Preferred stock, $1 par value; authorized 5 million
     shares; none issued or outstanding.....................
  Common stock $.01 par value; 20,000,000 shares authorized,
     10,428,602 and 10,412,722 issued and outstanding at
     December 31, 1996 and 1995, respectively...............       104         104
  Additional paid-in capital................................    47,849      47,798
  Retained earnings (deficit)...............................    (4,815)    (12,885)
                                                              --------    --------
                                                                43,138      35,017
                                                              --------    --------
                                                              $ 72,212    $ 81,957
                                                              ========    ========

   The accompanying notes are an integral part of these financial statements.

                           CONVEST ENERGY CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                 YEAR ENDED DECEMBER 31,
                                                              -----------------------------
                                                               1996       1995       1994
                                                              -------    -------    -------
Revenues:
  Oil and gas sales.........................................  $45,622    $49,917    $46,788
  Gas plant revenues........................................    1,517      1,295         --
  Gain (loss) on asset sale.................................    1,239       (660)     4,754
  Other, net................................................    1,367        428        326
                                                              -------    -------    -------
                                                               49,745     50,980     51,868
                                                              -------    -------    -------
Expenses:
  Production:
     Lease operating expense................................   12,998     16,790     12,033
     Production taxes.......................................    1,272      1,167        247
     Gas plant operating expense............................      510        492         --
  Abandonment and exploration costs.........................    1,775      2,279      2,135
  General and administrative expenses.......................    4,792      4,882      4,588
  Interest expense..........................................    1,065      2,015        747
  Depreciation, depletion and amortization..................   16,473     20,039     18,911
  Impairment of oil and gas properties......................    2,633      5,911         --
  Equity in loss of affiliates..............................       --         --      1,731
                                                              -------    -------    -------
                                                               41,518     53,575     40,392
                                                              -------    -------    -------
Income (loss) before elimination of preacquisition net loss
  and income taxes..........................................    8,227     (2,595)    11,476
     Elimination of preacquisition net loss of
       predecessor..........................................       --      1,664         --
                                                              -------    -------    -------
  Net income (loss) before income taxes.....................    8,227       (931)    11,476
  Income tax provision (benefit):
     Current................................................      157        559        210
     Deferred...............................................       --       (550)        --
                                                              -------    -------    -------
                                                                  157          9        210
                                                              -------    -------    -------
Net income (loss)...........................................  $ 8,070    $  (940)   $11,266
                                                              =======    =======    =======
Net income (loss) per share (See Note 2)....................  $  0.77    $ (0.11)   $  1.82
                                                              =======    =======    =======
Weighted average common shares outstanding..................   10,413      8,374      6,185
                                                              =======    =======    =======

   The accompanying notes are an integral part of these financial statements.

                           CONVEST ENERGY CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                 (IN THOUSANDS)

                                          COMMON        COMMON     ADDITIONAL
                                          SHARES        STOCK,      PAID-IN      RETAINED
                                        OUTSTANDING    $.01 PAR     CAPITAL      EARNINGS     TOTAL
                                        -----------    --------    ----------    --------    --------
Balance at December 31, 1993..........     6,185       $     62     $30,758      $  7,696    $ 38,516
  Capital contributions...............        --             --         100            --         100
  Dividends...........................        --             --          --       (30,255)    (30,255)
  Net income..........................        --             --          --        11,266      11,266
                                          ------       --------     -------      --------    --------
Balance at December 31, 1994..........     6,185             62      30,858       (11,293)     19,627
Distribution of certain assets and
  liabilities to affiliates in
  accordance with the stock purchase
  agreement...........................        --             --          --          (652)       (652)
  Stock issuance -- reverse
     acquisition of CEC by Edisto
     E&P..............................     4,227             42      16,940            --      16,982
  Net loss............................        --             --          --          (940)       (940)
                                          ------       --------     -------      --------    --------
Balance at December 31, 1995..........    10,412            104      47,798       (12,885)     35,017
  Exercise of employee stock
     options..........................        16             --          51            --          51
  Net income..........................        --             --          --         8,070       8,070
                                          ------       --------     -------      --------    --------
Balance at December 31, 1996..........    10,428       $    104     $47,849      $ (4,815)   $ 43,138
                                          ======       ========     =======      ========    ========

   The accompanying notes are an integral part of these financial statements.

                           CONVEST ENERGY CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1996       1995       1994
                                                              --------   --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $  8,070   $   (940)  $ 11,266
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Depreciation, depletion and amortization...............    16,496     16,503     18,911
     Impairment of oil and gas properties...................     2,633      5,911         --
     (Gain) loss on sale of assets and investments..........    (1,239)       660     (4,754)
     Abandonment and exploration costs......................     1,592      1,797      1,810
     (Increase) decrease in accounts receivable.............      (354)    (4,284)     6,064
     Decrease in accounts payable and accrued liabilities...    (4,361)    (3,969)    (3,198)
     Other..................................................       176       (121)       295
                                                              --------   --------   --------
          Net cash flow provided by operating activities....    23,013     15,557     30,394
                                                              --------   --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash received in reverse acquisition of CEC by Edisto
     E&P....................................................        --        716         --
  Acquisition, exploration and development of oil and gas
     properties.............................................   (10,949)   (10,232)    (6,298)
  Advances to working interest owners.......................    (1,225)        --         --
  Proceeds from the sale of oil and gas properties..........     2,991        384      8,444
  (Purchase) sale of investment in affiliates...............        --      7,351     (9,183)
  (Purchase) sale of natural gas hedging contracts..........     4,412     (4,225)      (898)
  Increase in other current and noncurrent assets...........      (114)    (1,123)    (4,339)
                                                              --------   --------   --------
          Net cash used in investing activities.............    (4,885)    (7,129)   (12,274)
                                                              --------   --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings on long-term debt and capital leases...........     3,100      6,575      7,788
  Payments on long-term debt and capital leases.............   (18,275)   (12,750)    (9,578)
  Payment of note payable...................................        --     (5,212)        --
  Cash dividends............................................        --         --    (25,015)
  Distribution of certain assets and liabilities to
     affiliate..............................................        --       (652)        --
  Exercised employee stock options..........................        51         --         --
  Other.....................................................        --       (338)        25
                                                              --------   --------   --------
          Net cash used by financing activities.............   (15,124)   (12,377)   (26,780)
                                                              --------   --------   --------
Net increase (decrease) in cash and cash equivalents........     3,004     (3,949)    (8,660)
Cash and cash equivalents, beginning of period..............     1,007      4,956     13,616
                                                              --------   --------   --------
Cash and cash equivalents, end of period....................  $  4,011   $  1,007   $  4,956
                                                              ========   ========   ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest..................  $  1,305   $  1,413   $    410
                                                              ========   ========   ========
  Cash paid during the period for taxes.....................  $    157   $     46   $     80
                                                              ========   ========   ========
  Non-cash transactions -- property dividend................  $     --   $     --   $  5,240
                                                              ========   ========   ========

   The accompanying notes are an integral part of these financial statements.

                           CONVEST ENERGY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) BASIS OF PRESENTATION

GENERAL

     Convest Energy Corporation ("Convest" or the "Company"), a Texas corporation whose common stock is traded on the American Stock Exchange, is an active independent oil and gas exploration and production company. The Company was formed in June 1990 to participate in a series of mergers and other transactions consummated in December 1990 pursuant to which the company succeeded to the assets, liabilities, operations and common management of ConVest Energy Partners, Ltd., a former publicly-held Texas limited partnership, and certain of its affiliates.

EDISTO TRANSACTION

     On June 26, 1995, Convest acquired all of the outstanding capital stock of Edisto Exploration & Production Company, a Delaware corporation ("Edisto E&P") from Edisto Resources Corporation ("Edisto") in exchange for 6,185,400 newly issued shares of Convest's common stock and $10,000 in cash (the "Edisto Transaction"). The newly issued shares of Convest common stock increased Edisto's interest in Convest from 31% to 72%. Upon closing of the Edisto Transaction, Convest's Board was restructured so that affiliates of Edisto constituted a majority of the directors. Edisto subsequently increased its interest in Convest to 73% through the purchase of 92,000 additional shares of Convest common stock on the open market. The Edisto Transaction resulted in a reverse acquisition by Edisto E&P of Convest, as further described below. Accordingly, all future references to "Convest" or the "Company" will apply to Edisto E&P. Any references to "CEC" are intended to apply solely to Convest Energy Corporation prior to the reverse acquisition.

REVERSE ACQUISITION METHOD OF ACCOUNTING FOR EDISTO TRANSACTION

     Since Edisto acquired control of CEC through its 72% stock ownership and majority of the CEC Board, the acquisition of Edisto E&P by CEC has been accounted for as a reverse acquisition. Under accounting rules for a reverse acquisition, Edisto E&P is considered the acquiring entity and CEC is considered the acquired entity. As a result, the historical financial statements of CEC for periods prior to the date of the Edisto Transaction are no longer presented. Instead, the historical financial statements of the Company for periods prior to the date of the Edisto Transaction are those of Edisto E&P. Therefore, in accordance with the accounting rules for a reverse acquisition, the following should be noted with respect to the consolidated financial statements presented herein:

          (i) The Consolidated Statements of Operations of the Company for the year ended December 31, 1995 set forth the combined results of operations of CEC and Edisto E&P as if the Edisto Transaction had occurred on January 1, 1995, with the preacquisition net loss of CEC being eliminated for purposes of determining net income. The Consolidated Statements of Operations for the year ended December 31, 1994 are those of Edisto E&P and do not include the historical results of CEC for such period;

          (ii) The Consolidated Statements of Stockholders' Equity of the Company for the years ended December 31, 1995 and 1994 have been retroactively restated to reflect the number of shares of CEC common stock received by Edisto in the Edisto Transaction, as if such shares had been issued as of the beginning of the period, and to reflect the CEC shares outstanding prior to the Edisto Transaction as being issued on the date of the Edisto Transaction; and

          (iii) The Consolidated Statements of Cash Flows of the Company for the years ended December 31, 1995 and 1994 do not include the cash flows of CEC for periods prior to the Edisto Transaction. For purposes of the Consolidated Statements of Cash Flows, the Edisto Transaction was substantially excluded since it was completed primarily with CEC Common Stock and accordingly resulted in a noncash transaction. Instead, only the cash balances of CEC at June 26, 1995 have been included as cash received by Edisto E&P as a result of the reverse acquisition.

                           CONVEST ENERGY CORPORATION

EDISTO E&P PRIOR TO THE EDISTO TRANSACTION

     On October 26, 1992, Edisto and certain of its affiliates, including Edisto E&P, filed voluntary petitions for reorganization pursuant to Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. On June 29, 1993, Edisto's plan of reorganization became effective, and Edisto substantially consummated its restructuring. Edisto E&P's historical financial statements have been presented in conformity with the AICPA's Statement of Position 90-7, "Financial Reporting By Entities in Reorganization Under the Bankruptcy Code", issued November 1990 ("SOP 90-7"). In accordance with SOP 90-7, Edisto E&P adopted fresh start reporting as of June 30, 1993, which provides for the allocation of the reorganization value of the entity among the reorganized assets on the basis of the purchase method of accounting.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation. All significant intercompany accounts and activities have been eliminated.

     Restricted Cash. Restricted cash consists of $333,000 of certificates of deposit held by various financial institutions. The certificates of deposit are held in escrow as collateral for letters of credit issued for (i) lease payments on certain offshore platforms and (ii) estimated plugging and abandonment costs expected to be incurred on certain onshore oil and gas properties.

     Property and Equipment. The Company follows the successful efforts method of accounting for its oil and gas properties. Costs of productive wells, developmental drilling expenditures, including developmental dry holes, and productive leases are capitalized. Exploratory drilling costs, including stratigraphic test wells, are initially capitalized, but charged to expense if and when the well is determined to be unsuccessful. The capitalized costs of oil and gas properties are charged to operations as depreciation, depletion and amortization using the unit-of-production method based on the ratio of current production to proved recoverable oil and gas reserves (as defined by the Securities and Exchange Commission) on a lease by lease basis. Reserve estimates for the Company's properties were prepared or audited by independent petroleum engineering firms at year end. Gas is converted to equivalent barrels of oil on an energy content basis of 6 Mcf of gas to 1 barrel of oil. Depreciation, depletion and amortization per equivalent unit of oil production was $5.09, $4.62 and $4.80 for the years ended December 31, 1996, 1995 and 1994, respectively. Oil and gas leasehold costs are capitalized when incurred. Unproved properties are assessed periodically on a property-by-property basis and impairments in value are charged to expense. Exploratory expenses, including geological and geophysical expenses and annual delay rentals, are charged to expense as incurred.

     Prior to 1995, the Company provided an impairment reserve for proved oil and gas properties to the extent that total capitalized costs less accumulated depreciation and depletion, exceed expected undiscounted future net revenues attributable to proved oil and gas reserves on an overall basis. During March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"). SFAS 121 requires the Company to recognize an impairment loss for proved oil and gas properties if the carrying value of such properties (i.e., total capitalized costs less accumulated depreciation and depletion) exceeds the undiscounted expected future cash flows attributable to such properties. Under SFAS 121, the Company must assess the need for an impairment of capitalized costs of oil and gas properties on a property-by-property basis. If an impairment is indicated based on undiscounted expected future cash flows, then an impairment loss is recognized to the extent that net capitalized costs exceed discounted expected future cash flows.

     During the fourth quarter of 1995, the Company adopted SFAS 121 which required the Company to recognize an impairment loss in 1995 of approximately $5.9 million. The Company assessed the need for an impairment of its proved oil and gas properties at December 31, 1995 using the prices of $17.42 per barrel of

                           CONVEST ENERGY CORPORATION
oil and $1.61 per Mcf of gas. In 1996, the Company recognized an impairment loss of $2.6 million. The Company assessed the need for an impairment at December 31, 1996 using the prices of $22.73 per barrel of oil and $2.21 per Mcf of gas.

     Other Property, Plant and Equipment. Other fixed assets are recorded at cost and depreciated over their estimated useful lives using the straight-line method of depreciation.

     Abandonment Reserve. The Company records its estimate of future abandonment costs of offshore properties. Such costs are accrued using a unit-of-production method based upon estimated proved recoverable reserves. Abandonment costs are estimated under current regulations using current costs and are reviewed periodically and adjusted as new information becomes available. Abandonment costs on onshore properties are typically nominal due to the salvage value of well equipment.

     Upon emerging from bankruptcy in July 1993, Edisto E&P entered into a settlement with the United States Minerals Management Service relating to estimated plugging and abandonment costs for 14 Gulf of Mexico OCS leases in which Edisto E&P owned interests. Pursuant to this settlement, the operator of the leases, Edisto E&P and other co-lessees were required to provide security for payment of such costs through quarterly payments to an Abandonment Fund. Subsequent to the Edisto Transaction, the Company continues to be subject to the Abandonment Fund payments. During the second quarter of 1995, the Company sold its interest in one of the offshore properties covered by the settlement agreement and as such, is no longer subject to the Abandonment Fund payments associated with the property. As of December 31, 1996 and 1995, the Company was subject to total Abandonment Fund payments of $4.2 million and $4.3 million, respectively.

     As of December 31, 1996 and 1995, the Company had made payments totaling $4.2 million and $3.7 million to the Abandonment Fund, respectively. These payments were applied to the total long-term abandonment reserve of $7.7 million and $10.2 million, as of December 31, 1996 and 1995, respectively, resulting in a net long-term abandonment reserve of $3.5 million and $6.5 million as of those dates. The current portion of the abandonment reserve was $2.3 million and $556,000 as of December 31, 1996 and 1995, respectively. The current portion of the abandonment reserve is included in "Accrued Liabilities and Other" and the noncurrent portion is included in "Other Noncurrent Liabilities" in the consolidated financial statements.

     Lease Operating Expenses. In connection with a 1992 sale of certain future production volumes of oil to Enron Reserve Acquisition Corp., the Company established a reserve for the expenses associated with the volumes sold and amortizes this reserve as the volumes are delivered. As of December 31, 1996 and 1995, the current balance of this reserve was $1.6 million and $1.8 million, respectively, and the long-term balance was $3.7 million and $4.6 million, respectively, and were presented in "Accrued Liabilities and Other" and "Other Noncurrent Liabilities," respectively, in the consolidated financial statements.

     Gas Balancing. The Company uses the entitlement method of accounting for gas imbalances. Receivables resulting from undertakes of gas production at December 31, 1996 and 1995 were $2.3 million and $1.4 million, respectively, and are included in "Oil and Gas Production Accounts Receivables" and "Other Noncurrent Assets" in the consolidated financial statements. Deferred revenue and payables resulting from overtakes of gas production at December 31, 1996 and 1995 were $2.7 million and $2.7 million, respectively, and are included in "Deferred Revenue" and "Other Noncurrent Liabilities" in the consolidated financial statements. The Company assumed a nominal gas imbalance liability from CEC in the Edisto Transaction.

     Accounting for Income Taxes. The Company records income taxes in accordance with the Financial Accounting Standards Board -- Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." SFAS 109 requires the balance sheet approach of income tax accounting whereby deferred income taxes are provided at the balance sheet date for the differences existing in the tax basis of assets and liabilities and their financial statement carrying amounts.

                           CONVEST ENERGY CORPORATION

     Concentration of Credit Risk. The Company's oil and gas production revenues are derived principally from uncollateralized sales to customers in the oil and gas industry. The concentration of credit risk in a single industry affects the Company's overall exposure to credit risk because customers may be similarly affected by changes in economic and other conditions. The Company has not experienced significant credit losses on receivables from such sales. See Note 10 herein for a discussion of major purchasers of the Company's oil and gas production.

     Net Income Per Share. Net income per share is computed based on the weighted average number of shares outstanding which were 10,412,826 for the year ended December 31, 1996, 8,374,342 for the year ended December 31, 1995 and 6,185,400 for the year ended December 31, 1994. No effect has been given to options outstanding under the Company's stock option plans because their effect is antidilutive or immaterial. See Notes 1 and 8 herein which discuss the restated capital structure of the Company. The Company considers net income per share information for periods prior to June 30, 1995 to be of limited value since Edisto E&P was a wholly-owned subsidiary of Edisto prior to the Edisto Transaction.

     Risk Management/Hedging Activities. The Company from time to time engages in commodity hedging activities to minimize the risk of market fluctuations associated with the price of crude oil and natural gas production. The hedging objectives include assurance of stable and known cash flows and fixed favorable prices. The hedges are effected through the purchase and sale of futures contracts on the New York Mercantile Exchange ("NYMEX") and over the counter price swap agreements. The credit risk of futures contracts is limited due to the daily cash settlement of the net change in the value of open contracts and because of certain NYMEX procedures. Gains or losses on the Company's hedging agreements are deferred and recognized when the hedged transaction occurs, and are recorded as oil and gas sales revenue.

     Statement of Cash Flows. For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. All significant estimates are discussed herein.

(3) ACQUISITIONS

EDISTO TRANSACTION

     The Edisto Transaction is described in Note 1 herein. As described therein, the Edisto Transaction has been accounted for as a reverse acquisition since Edisto acquired control of CEC.

     The total purchase price of the Edisto Transaction was $17.3 million which was allocated to the CEC assets acquired and liabilities assumed based on their estimated fair values as of June 26, 1995. Assets acquired and liabilities assumed were assumed to have fair values equal to their historic book values except for oil and gas properties. The purchase price of $17.3 million was computed by totaling (i) Edisto's net cost basis of $7.0 million as of June 26, 1995 incurred to acquire 31.3% of the issued and outstanding shares of CEC in November 1994, (ii) the fair market value of the 6,185,400 newly issued shares of CEC Common Stock which was calculated as 40.8% of the market capitalization of CEC immediately prior to the closing of the Edisto Transaction on June 26, 1995, using the $3.25 market price per share of CEC Common Stock on such date, and (iii) the historical value of CEC's equity of $4.7 million attributable to non-Edisto shareholders of CEC subsequent to the Edisto Transaction.

                           CONVEST ENERGY CORPORATION

     Since the Edisto Transaction was completed primarily with the issuance of newly issued shares of CEC common stock, the Company's Consolidated Balance Sheet following the Edisto Transaction reflects the reverse acquisition of CEC, but such noncash activity is excluded from the accompanying Consolidated Statement of Cash Flows for the period prior to the Edisto Transaction. The following table summarizes the noncash activity associated with the Edisto
Transaction:

                                                              (IN THOUSANDS)
                                                              --------------
Working Capital (Deficit), net of $716,000 cash acquired....      (6,631)
Property and Equipment......................................      41,085
Long-term debt..............................................     (17,850)

SENSOR PROPERTIES ACQUISITION

     On May 1, 1995 and June 14, 1995, prior to the closing of the Edisto Transaction, CEC and Edisto E&P acquired from Sensor Oil & Gas ("Sensor") certain oil and gas properties located in Kansas, Oklahoma and Nebraska (the "Sensor Properties"). CEC and Edisto E&P each paid one half of the aggregate purchase price of $7.7 million (including approximately $332,000 of transaction costs) plus the assumption of approximately $250,000 of net liabilities. The bulk of the Sensor Properties were acquired on May 1, 1995, and the remaining property interests, which were subject to limited partnerships, were acquired on June 14, 1995. Since Edisto E&P and CEC each acquired identical interests in the Sensor Properties, the purchase of such properties did not affect the purchase price of the Edisto Transaction.

     Edisto E&P recorded its share of the Sensor Properties acquisition at cost, and accordingly, such amounts are included in the accompanying Consolidated Statements of Cash Flows. However, the Sensor Properties acquired by CEC were considered to have been acquired by Edisto E&P in the Edisto Transaction, and accordingly have been excluded from the Statement of Cash Flows as a noncash transaction. See Note 1 for a discussion of the reverse acquisition method of accounting used for the Edisto Transaction.

     The accompanying Consolidated Statements of Operations for the year ended December 31, 1995 includes revenues of approximately $3.5 million and direct operating expenses of approximately $1.4 million attributable to both CEC's and Edisto E&P's interests in the Sensor Properties from the dates of the acquisitions.

(4) RELATED PARTY TRANSACTIONS

     On June 26, 1995, CEC and Edisto consummated the Edisto Transaction as described in Note 1 herein. In connection with the Edisto Transaction, CEC granted registration rights to Edisto for the 7,506,771 shares of CEC common stock owned by Edisto. On May 1, 1995 and June 14, 1995, CEC and Edisto E&P each purchased one half of the Sensor Properties as described in Note 3 herein.

     In the Edisto Transaction, Edisto retained the tax benefits of the net operating loss carryforwards ("NOL's") of Edisto E&P. The tax benefits include a $3.3 million NOL usable for regular taxable income and a $3.6 million NOL usable for alternative minimum taxable income. The Company determined that the use of these NOLs would reduce its taxes for 1995 by approximately $437,000. In addition, based on current projections of the Company's future taxable income, it was determined that the remaining NOLs of Edisto E&P would be a valuable asset that could be utilized by Convest in the near future. Accordingly, Edisto allowed Convest to utilize the NOLs of Edisto E&P in consideration for the payment by Convest of $550,000. At December 31, 1995 and 1996, the Company recorded a deferred tax asset of $550,000 and a corresponding accounts payable to Edisto which is presented in "Other Noncurrent Assets" and "Accounts Payable Affiliates," respectively, in the consolidated financial statements.

                           CONVEST ENERGY CORPORATION

     Since January 1995, Convest has had a gas marketing arrangement with Energy Source, Inc. ("Energy Source"), which until December 1996 was a wholly-owned subsidiary of Edisto. Under this arrangement, Energy Source markets a substantial portion of the Company's gas production and assumes certain related administrative functions. Energy Source marketed approximately 84% of the Company's 1996 gas production. During 1996, Convest received a minimum price of 98% of the index for the applicable pipeline. Under the agreement, Energy Source takes title to the gas before reselling it, thereby creating an account receivable from Energy Source for the sold gas. At December 31, 1996, the account receivable from Energy Source was $3.6 million, which is included in "Accounts Receivable -- Oil and Gas Production" on the Consolidated Balance Sheet. Convest sells such gas to Energy Source on open credit without requiring a letter of credit or other security. Management believes the terms of the Energy Source gas marketing arrangement are no less favorable to the Company than those available from unaffiliated third parties.

     In December 1996, Energy Source was sold by Edisto to an unrelated third party. In connection with the sale, Convest and Energy Source agreed to extend the gas marketing agreement to December 31, 1997. Effective January 1, 1997, the gas marketing agreement with Energy Source was amended to increase the minimum price received by the Company from 98% to 100% of the index price for the applicable pipeline.

     Prior to the sale of Energy Source, Edisto had provided Convest with access to an AS400 computer system to run its accounting system and had provided MIS support. The monthly cost to Convest was approximately $12,555 per month. In connection with the sale of Energy Source, Edisto sold the AS400 computer system and its MIS personnel became employees of the purchaser of Energy Source. Since Convest continued to need an AS400 computer system to run its accounting system, the Energy Source purchaser agreed to provide Convest with access to the AS400 computer system and MIS support through December 31, 1997. The cost to Convest is $12,645 per month. This agreement may be terminated by Convest at any time after June 30, 1997 upon 90 days notice.

     The Company and Edisto have a directors' and officers' fiduciary insurance policy that covers both companies. During 1996 the annual insurance premium was allocated 32% to the Company, for a cost of $96,000 based on the relative percentage that the assets of the Company bear to the total assets of both the Company and Edisto.

     Each of the affiliated party transactions described above was approved by either a special committee of the Company's Board, which was composed of outside directors with no affiliation to Edisto, or the unanimous consent of the Company's Board.

     Effective July 1, 1995, the Company and Edisto agreed to share certain administrative costs to reduce the overall cost that would otherwise be incurred by each of them in the absence of such an arrangement. Under the arrangement, certain costs associated with shareholder communication services and certain administrative staff who perform duties on behalf of both entities are shared by Convest and Edisto based on their respective utilization. In addition, the salary of Michael Y. McGovern, who serves as the Chairman and Chief Executive Officer of Edisto and Convest, is apportioned equally between the two entities.

     The Company and Edisto may enter into additional cost sharing arrangements in the future. In order to avoid conflicts of interest in reaching any such arrangements, the Company's Board of Directors established an Affiliate Transaction Review Committee initially comprised of two non-employee directors having no affiliation with Edisto. The Affiliate Transaction Review Committee is responsible for conducting an appropriate review and unanimously approving all affiliate party transactions, including, without limitation, all transactions between the Company and Edisto and approving the method or basis for allocating any shared administrative expenses between Edisto and the Company.

     Energy Source also executes trades of futures contracts on the New York Mercantile Exchange on behalf of the Company. In this regard, Energy Source acts solely in a ministerial capacity to purchase or sell the futures contracts at price levels directed by the Company's management. Energy Source charges a

                           CONVEST ENERGY CORPORATION
commission of $.0025 per Mcf of gas or barrel of crude oil for each trade executed to cover Energy Source's administrative costs to perform such service.

(5) HEDGING ACTIVITIES

     As previously stated, the Company conducts its hedging activities through major financial institutions. Set forth below is the contract amount and term of all futures contracts held for price risk management purposes by the Company at December 31, 1996 and 1995:

                                            1996                     1995
                                    ---------------------   ----------------------
                                      OIL         GAS          OIL         GAS
                                    --------   ----------   ---------   ----------
Quantity Sold.....................  90 MBbls   3,300 Mmcf   285 MBbls   8,220 Mmcf
Maximum Term......................  9 Months   10 Months    11 Months   10 Months
Average Price.....................   $22.50      $2.53       $17.23       $1.86

     At December 31, 1996, the Company had hedged approximately 10% and 27% of its projected 1997 oil and gas production, respectively. The Company will continue its hedging activities during 1997 in order to mitigate the volatility of its crude oil and natural gas prices. Gains and losses realized upon the settlement of the Company's hedge positions are deferred and recognized as oil and gas sales revenue in the month of the underlying physical production being hedged. The Company's losses from hedging were $7.8 million and $421,000 during 1996 and 1995, respectively. The fair value of the Company's open positions at December 31, 1996 were $728,230. The fair value of the Company's hedges was based on the cost that would have been incurred to buy out those hedges in a loss position and the consideration that would have been received to terminate those hedges in a gain position. The cash margin required by the counterparts to the Company's hedging activities totaled $1.0 and $5.1 million as of December 31, 1996 and 1995, respectively, and are included in other current assets.

(6) INCOME TAXES

     The Company records current income taxes based on its estimated actual tax liability for the year. The Company provides for deferred income taxes under SFAS 109 based upon differences between the tax basis of the Company's assets and liabilities and their financial statement carrying amounts multiplied by the Company's expected future effective tax rate.

     The following table summarizes the Company's deferred tax assets and liabilities and related valuation allowances as of December 31, 1996 and 1995:

                                                                1996        1995
                                                              --------    --------
                                                                 (IN THOUSANDS)
Deferred tax assets:
  Net operating loss carryforwards..........................  $  5,025    $  6,688
  Plugging & abandonment reserve............................     4,461       4,218
  Depreciation of property & equipment......................     2,611       3,409
  Other.....................................................     1,123       2,571
                                                              --------    --------
                                                                13,220      16,886
Deferred tax liabilities....................................    (1,630)     (1,889)
Valuation allowance.........................................   (11,040)    (14,447)
                                                              --------    --------
Net deferred income tax asset...............................  $    550    $    550
                                                              ========    ========

     At December 31, 1996, the Company had net operating loss carryforwards of $12.7 million, which expire (if not utilized) in the years 1997 to 2010. Due to the Edisto transaction, the amount of CEC's separate

                           CONVEST ENERGY CORPORATION
company net operating loss carryforward which can be utilized in any year is limited to approximately $800,000 per year due to the change in control.

     The deferred tax assets are due principally to previous write downs incurred on oil and gas properties for book purposes which were not recorded for tax purposes and accruals which were made for abandonment costs for book purposes which were not made for tax purposes. The deferred tax liability relates principally to prepaid costs being expensed for tax purposes and capitalized for financial reporting purposes.

     The Company has provided a valuation allowance against deferred tax assets which do not meet the "more-likely-than-not" criteria for recognition of a deferred tax asset under SFAS 109. At December 31, 1995, the Company purchased approximately $3.3 million of NOL tax benefits from Edisto. See Footnote 4 under "Notes to Consolidated Financial Statements."

     The following summarizes the major differences between the Company's statutory and effective tax rates for each of the three years ended December 31:

                                                              1996    1995    1994
                                                              ----    ----    ----
Statutory tax rate..........................................   35%     35%     35%
Utilization of net operating losses.........................  (33)    (35)    (33)
                                                              ---     ---     ---
Effective rate..............................................    2%     --%      2%
                                                              ===     ===     ===

(7) LONG-TERM DEBT

     On June 26, 1995, simultaneous with the closing of the Edisto Transaction, the Company entered into an Amended and Restated Secured Revolving Credit Agreement (the "Agreement") with Bank One, Texas, N.A. ("Bank One"), and Compass Bank-Houston. This facility, which terminates January 1, 1999, combined the existing credit facilities of CEC and Edisto E&P. Bank One serves as agent bank of the Agreement. The Agreement is secured by a first lien on all of the Company's assets, including its oil and gas properties and gas plant. The borrowing base is redetermined semi-annually on May 31 and November 30 of each year by the lending banks based on engineering criteria established by the banks. Interest on borrowings under the Agreement is computed at (i) the agent bank's prime lending rate (the "Base Rate") plus 3/4% or (ii) the London Inter Bank Offering Rate ("LIBOR") plus 2 3/4%. In addition, the Company pays a commitment fee equal to 1/2% on any commitment amount in excess of outstanding borrowings.

     The Agreement contains certain covenants regarding the Company's consolidated net worth and cash flow to debt service. In addition, the Agreement places certain limitations on the Company's ability to incur certain types of additional debt.

     During December 1996, the Company was notified by its lending banks that its redetermined borrowing base was $19.2 million effective December 1, 1996 and will reduce by $1.0 million monthly beginning January 1, 1997 based on the lending banks estimate of production. As of December 31, 1996 and 1995, the Company had outstanding borrowing under its credit facility totaling $4.0 million and $19.2 million, respectively. In addition, the Company had an additional $200,000 of letters of credit outstanding at December 31, 1996, primarily related to performance bonds issued for oil and gas operations. As of December 31, 1996, all of the Company's outstanding borrowings were subject to Base Rate interest at an effective rate of 9% per annum.

(8) CAPITAL STOCK

     In accordance with the accounting rules for a reverse acquisition, Edisto E&P has assumed CEC's capital structure as of the date of the Edisto Transaction (June 26, 1995) and prior period equity balances and

                           CONVEST ENERGY CORPORATION
earnings per share have been retroactively adjusted to reflect this change. See
Note 1 for a more detailed description of the capital structure changes.

     At December 31, 1996, the Company's authorized capital consists of (i) 5,000,000 shares of preferred stock, $1 par value per share, none of which are issued and outstanding, and (ii) 20,000,000 shares of common stock, $.01 par value per share, 10,428,602 of which were issued and outstanding at such date.

     In 1990, CEC adopted the 1990 Employee Stock Option Plan (the "1990 Plan") pursuant to which CEC could grant options for up to 260,000 shares of common stock. In 1993, CEC adopted the 1993 Incentive Stock Plan (the "1993 Plan") pursuant to which CEC could grant options and stock bonuses for up to 95,000 shares of common stock, no more than 15,000 of which could be issued as stock bonuses. Options granted under both the 1990 Plan and the 1993 Plan vest at 25% per year on each anniversary of the grant while stock bonuses granted under the 1993 Plan may be granted at such time and subject to such conditions as determined by the Compensation Committee of the Board of Directors.

     On October 3, 1995, the Board of Directors approved, subject to shareholder approval, (i) the 1995 Stock Incentive Plan (the "1995 Plan") pursuant to which up to 1,000,000 shares of common stock may be issued and which includes formula grants to the outside directors, (ii) the issuance of 405,000 options to employees at an exercise price of $3.25, subject to certain conditions, and
(iii) the issuance of 50,000 options to the outside directors at an exercise price of $3.25. The Company's shareholders approved the 1995 Plan on June 3, 1996. Certain of the options granted to the employees required their agreement to cancel any options outstanding under the 1990 Plan and the 1993 Plan. Accordingly, as of December 31, 1996, all of the options under the 1990 Plan and the 1993 Plan have either expired or been canceled, and the 1990 Plan and the 1993 Plan have been terminated.

     The following table summarizes the activity in options under the 1990 Plan, the 1993 Plan and the 1995 Plan. As of December 31, 1996, the only options outstanding were under the 1995 Plan.

                                    1996                  1995                 1994
                             -------------------   ------------------   ------------------
                                        WEIGHTED             WEIGHTED             WEIGHTED
                                        AVERAGE              AVERAGE              AVERAGE
                                        EXERCISE             EXERCISE             EXERCISE
                              SHARES     PRICE     SHARES     PRICE     SHARES     PRICE
                             --------   --------   -------   --------   -------   --------
Outstanding, Beginning of
  year.....................   259,250    $6.38     302,500    $6.64     211,750    $5.81
Granted....................   477,932     3.41      17,500     3.44     107,500     8.25
Exercised..................   (15,880)    3.25          --       --      (5,000)    5.55
Canceled...................  (264,250)    6.32     (60,750)    6.85     (11,750)    6.77
                             --------              -------              -------
End of year................   457,052    $3.42     259,250    $6.38     302,500    $6.64
                             --------              -------              -------
Exercisable, end of year...   269,029    $3.25     206,625    $6.21     250,750    $5.78
Weighted average fair value
  of options granted.......  $   2.13              $  1.99

     Convest applies Accounting Principles Board (APB) Opinion 25 and related interpretations in accounting for its stock option plans. In accordance with APB Opinion 25, no compensation expense has been recognized for stock options granted for the years 1996, 1995 and 1994. Had compensation costs for these plans been determined based on the fair value for awards under those plans, consistent with the method of

                           CONVEST ENERGY CORPORATION

Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation," Convest's net income and earnings per share would have been as follows:

                                                               1996           1995
                                                              -------        ------
                                                              (IN THOUSANDS, EXCEPT
                                                               PER SHARE AMOUNTS)
Net Income/(Loss) As Reported...............................    8,070          (940)
  Pro Forma.................................................    7,053          (975)
Earnings Per Share As Reported..............................      .77          (.11)
  Pro Forma.................................................      .68          (.12)

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1996 and 1995, respectively: risk-free interest rates of 6.18% and 6.10% and expected volatility of 37.89% and 37.68%. The expected lives of the options are 10 years and no dividends are expected.

     410,581 of the 457,052 options have an exercise price of $3.25 and a remaining contractual life of 9 years. 269,029 of these options are exercisable at December 31, 1996. The remaining 46,471 options have exercise prices between $5.18 and $5.32, with a weighted average exercise price of $5.26 and a weighted average contractual life of 9.5 years. None of these options are exercisable at December 31, 1996.

(9) EMPLOYEE BENEFITS

     During 1995, the Company maintained a plan qualified under Section 401(k) of the Internal Revenue Code (the "Plan"). All qualified employees of the Company were entitled to participate in the Plan upon completion of twelve months of service with the Company. As previously amended by the Board of Directors, effective January 1, 1994, a participant could contribute up to 15% of their compensation to the Plan on a pre-tax basis and the Company contributed matching contributions to the account of the participant equal to 75% of the participant's contribution, not to exceed 4.5% of the participant's compensation. Contributions by the Company vested over five years of service at a rate of 20% per year. During the year ended December 31, 1995, the Company expensed approximately $70,000 associated with matching contributions in accordance with the Plan.

     The Plan was amended and restated effective January 1, 1996. Under the amended Plan, all qualified employees of the Company are entitled to participate, regardless of time of service with the Company; however, a new entrant to the Plan may only do so on January 1 and July 1. Under the terms of the Plan, an employee may contribute up to a maximum of 15% of their pre-tax annual compensation and the Company will make matching contributions to the account of the participant equal to 6% of the participant's annual compensation up to a maximum limit of $1,864 per year. In addition, the Board of Directors may determine, on a year-by-year basis, to contribute an additional amount which would be allocated to participating employees based on their relative compensation. The Board of Directors of the Company approved an additional matching contribution of 5% for the 1996 plan year.

(10) MARKETING ARRANGEMENTS AND MAJOR CUSTOMERS

     During May 1995, the Company entered into a marketing agreement with a third party to market a substantial portion of the Company's crude oil production. While the percentage of the Company's oil production marketed under this agreement will vary from time to time, the percentage marketed in 1996 was approximately 53% of the Company's crude oil production. Under the agreement, the Company receives no less than the amount it would have received by selling its crude oil production volumes based on the posted field price. The Company requires the third party to post a letter of credit each month to secure the crude oil

                           CONVEST ENERGY CORPORATION
production volumes sold, which is canceled upon receipt of the sale proceeds. This agreement continues on a month-to-month basis subject to cancellation upon sixty days written notice.

     The Company marketed approximately 84% of its 1996 gas production under an agreement with Energy Source, Inc. See Note 4 herein for a description of this agreement.

     The following customers individually accounted for 10% of the oil and gas sales of Convest during one or more of the three years ended December 31, 1996:

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                              1996      1995      1994
                                                              ----      ----      ----
Natural Gas Clearinghouse...................................   --%        1%       21%
Energy Source, Inc..........................................   49        37        --
Chevron USA, Inc............................................    1         2        17
Texon.......................................................   20         9        --
                                                               --        --        --
                                                               70%       49%       38%
                                                               ==        ==        ==

     Since oil and gas are readily marketable commodities, management believes the loss of any of these major purchasers would not have a significant impact on the Company's operations.

(11) COMMITMENTS AND CONTINGENCIES

     Legal Proceedings. Elizabeth Holt, et al. v. Sun E & P Company, et al., No. 3,217 in the 84th District Court, Hansford County, Texas. This suit was originally filed in August 1984, seeking to cancel a 13-section lease because there was no gas production for a period of approximately 120 days in 1983 when the gas purchaser's pipeline was shutdown for repairs. The plaintiff sought to terminate the lease by reason of non-production as of September 23, 1983. If the plaintiff is successful, the Company would be liable for damages on past production in the range of $300,000 to $350,000, plus pre-judgment interest and attorneys fees, which would total approximately $400,000 to $450,000. The court entered a judgment on December 20, 1996 denying all relief sought by the plaintiffs against Convest. This judgment is being appealed by the plaintiffs. The predecessor in interest to Convest has indemnified Convest to a maximum of $357,000 in value for the well provided that total damages exceed $250,000.

     In addition, the Company is named as defendant in several lawsuits arising in the ordinary course of business. While the outcome of lawsuits and other proceedings against the Company cannot be predicted with certainty, management does not expect these matters to have a material adverse effect on the Company's financial position or results of operations.

     Lease Commitments. Minimum future payments under operating leases are $275,000 during 1997, $21,000 during 1998, $10,000 during 1999, $4,000 during
2000 and zero thereafter.

                           CONVEST ENERGY CORPORATION

(12) SELECTED QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                             QUARTER ENDED
                                          ---------------------------------------------------
                                          MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
                                            1996        1996         1996            1996
                                          ---------   --------   -------------   ------------
                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues................................   $12,436    $10,619       $11,440        $15,250
Oil & gas sales, net of production
  costs.................................   $ 7,126    $ 6,421       $ 8,024        $10,789
Impairment of oil and gas properties....   $    --    $ 1,120       $    --        $ 1,513
Net income (loss).......................   $ 2,087    $  (638)      $ 1,149        $ 5,472
Net income (loss) per weighted average
  share outstanding.....................   $  0.20    $ (0.06)      $  0.11        $  0.52

                                                             QUARTER ENDED
                                          ---------------------------------------------------
                                          MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
                                            1996        1996         1996            1996
                                          ---------   --------   -------------   ------------
Revenues................................   $13,286    $13,056       $11,482        $13,156
Oil & gas sales, net of production
  costs.................................   $ 8,471    $ 8,108       $ 7,115        $ 9,069
Impairment of oil and gas properties....   $    --    $    --       $    --        $(5,911)
Elimination of preacquisition net loss
  of CEC................................   $   640    $ 1,024       $    --        $    --
Net income (loss).......................   $ 1,872    $(1,029)      $    46        $(3,887)
Net income (loss) per weighted average
  share outstanding.....................   $  0.30    $ (0.16)      $    --        $ (0.37)

(13) SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION

     The provisions of Statement of Financial Accounting Standards No. 69 require the disclosure of the following information relative to Convest's oil and gas reserves and producing activities.

                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               1996        1995        1994
                                                             --------    --------    --------
                                                                      (IN THOUSANDS)
CAPITALIZED COSTS RELATING TO OIL AND GAS PRODUCING
  ACTIVITIES
  Proved oil and gas properties............................  $114,063    $110,373    $ 66,617
  Unproved oil and gas properties..........................     3,244       3,828         997
                                                             --------    --------    --------
                                                              117,307     114,201      67,614
  Accumulated depreciation, depletion and amortization.....   (62,847)    (50,144)    (29,289)
                                                             --------    --------    --------
  Net capitalized costs....................................  $ 54,460    $ 64,057    $ 38,325
                                                             ========    ========    ========
COSTS INCURRED IN OIL AND GAS PROPERTY ACQUISITION,
  EXPLORATION AND DEVELOPMENT ACTIVITIES
  Acquisition of producing properties and leasehold costs:
     Proved................................................  $    163    $  3,069    $     15
     Unproved..............................................        --          --          17
  Reverse Acquisition of CEC...............................        --      40,935          --
  Exploration costs........................................     3,907          --         210
  Development costs........................................     9,249       6,406       3,812
                                                             --------    --------    --------
                                                             $ 13,319    $ 50,410    $  4,054
                                                             ========    ========    ========

                           CONVEST ENERGY CORPORATION

RESERVE QUANTITY INFORMATION (UNAUDITED)

     The following table sets forth the estimates of Convest's share of net quantities of proved reserves of oil and gas and a reconciliation of the changes in such quantities, developed or audited by independent petroleum engineers in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board. Convest emphasizes that reserve quantity estimates are inherently imprecise. Accordingly, these estimates are expected to change as future information becomes available. Changes in reserve quantities or prices and costs in future reserve estimates could have a significant effect on future depreciation, depletion and amortization or impairments of oil and gas properties. All reserves are located in the United States.

                                                               OIL AND
                                                              CONDENSATE    NATURAL GAS
                                                               (MBBLS)        (MMCF)
                                                              ----------    -----------
Proved reserves, December 31, 1993..........................     1,012         59,340
  Revisions of previous estimates...........................       220         10,134
  Sales of minerals in place................................       (11)        (7,236)
  Extensions, discoveries and other additions...............        --             --
  Production................................................      (584)       (19,295)
                                                                ------        -------
Proved reserves, December 31, 1994..........................       637         42,943
  Revision of previous estimates............................       872         (5,797)
  Sale of minerals in place.................................       (50)          (133)
  Reverse acquisition of CEC................................     5,474         17,509
  Acquisition of Sensor Properties (a)......................       756            172
  Extensions, discoveries and other additions...............       140          3,820
  Production................................................    (1,306)       (17,968)
                                                                ------        -------
Proved reserves, December 31, 1995..........................     6,523         40,546
  Revisions of previous estimates...........................       889          5,757
  Sales of minerals in place................................      (341)        (2,105)
  Extensions, discoveries and other additions...............       296          6,546
  Production................................................    (1,023)       (13,162)
                                                                ------        -------
Proved reserves, December 31, 1996..........................     6,344         37,582
                                                                ======        =======
Proved developed reserves:
  December 31, 1993.........................................       949         49,111
  December 31, 1994.........................................       607         42,540
  December 31, 1995.........................................     5,818         39,231
  December 31, 1996.........................................     5,493         35,075

---------------

(a) Reserve additions associated with the Sensor Properties acquisition represents only the reserves associated with Edisto E&P's interest as CEC's interest in the Sensor Properties was considered to have been acquired by Edisto E&P in the Edisto Transaction.

                           CONVEST ENERGY CORPORATION

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS AND CHANGES THEREIN RELATING
  TO PROVED OIL AND GAS RESERVES (UNAUDITED)

     The following table presents the standardized measure of discounted future net cash flows and changes therein relating to proved oil and gas reserves pursuant to Securities and Exchange Commission Regulation S-X, Rule 4-10 and Statement of Financial Accounting Standards No. 69. In computing this data, assumptions other than those required by the Securities and Exchange Commission and the Financial Accounting Standards Board could produce different results. Accordingly, the data should not be construed as representative of the fair market value of Convest's proved oil and gas reserves.

     Future cash flow estimates were derived by applying year-end prices and costs to estimated future production. Convest's gas production is either sold at fixed prices contracted for with given purchasers or at prevailing spot market prices. Future production and development costs were computed by estimating the expenditures to be incurred in developing and producing the proved oil and gas reserves, based on year-end costs and continued existing economic conditions. The standardized measure of discounted future net cash flows represents the present value of estimated future net cash flows, discounted at a rate of 10% per year.

     Numerous uncertainties are inherent in estimating quantities of proved reserves, projecting future rates of production and the timing of development expenditures. Future prices received for such production and future production costs may vary, perhaps significantly, from the prices and costs assumed for purposes of these estimates. Estimates of economically recoverable oil and gas reserves and of the future net revenues therefrom are based upon a number of variable factors and assumptions, all of which may in fact vary considerably from actual results. All such estimates are to some degree speculative, and classifications of reserves are only attempts to define the degree of speculation involved. The Company emphasizes that the actual production, revenues, severance and excise taxes, development expenditures and operating expenditures with respect to its reserves will likely vary from such estimates, and such variances may be material.

                                                                      AT DECEMBER 31,
                                                              --------------------------------
                                                                1996        1995        1994
                                                              ---------   ---------   --------
                                                                       (IN THOUSANDS)
Future cash inflows.........................................  $ 310,591   $ 214,687   $ 79,331
Future production and development costs.....................   (117,030)   (116,343)   (48,733)
Future income taxes.........................................    (33,366)     (2,925)        --
                                                              ---------   ---------   --------
Future net cash flows.......................................    160,195      95,419     30,598
10% annual discount for estimated timing of cash flows......    (38,841)    (23,452)    (3,143)
                                                              ---------   ---------   --------
Standardized measure of discounted future net cash flows....  $ 121,354   $  71,967   $ 27,455
                                                              =========   =========   ========
Beginning of period.........................................  $  71,967   $  27,455   $ 75,020
  Changes resulting from:
     Sales of oil and gas produced, net of production
       costs................................................    (32,360)    (32,763)   (34,559)
     Net changes in prices and production costs.............     55,216       9,443    (26,666)
     Extensions and discoveries, less related costs.........     23,442       8,601         --
     Reverse acquisition of CEC.............................         --      53,102         --
     Acquisition of Sensor Properties (a)...................         --       4,838         --
     Sales of reserves in place.............................     (4,091)       (519)    (8,434)
     Revisions of previous quantity estimates...............     23,015        (622)     9,809
     Accretion of discount..................................      7,197       2,746      7,502
     Changes in future development costs....................        (24)      1,905      3,379
     Net change in income taxes.............................    (22,181)     (2,509)        --
     Changes in timing and other............................       (827)        290      1,404
                                                              ---------   ---------   --------
End of period...............................................  $ 121,354   $  71,967   $ 27,455
                                                              =========   =========   ========

                           CONVEST ENERGY CORPORATION

                                                                      AT DECEMBER 31,
                                                              --------------------------------
AVERAGE PRICES                                                  1996        1995        1994
--------------                                                ---------   ---------   --------
Oil (per Bbl)...............................................  $   26.01   $   19.48   $  14.67
Gas (per Mcf)...............................................  $    3.87   $    2.16   $   1.63

---------------

(a) Discounted future net revenues associated with the Sensor Properties acquisition represents only the discounted future net revenues associated with Edisto E&P's interest as CEC's interest in the Sensor Properties was considered to have been acquired by Edisto E&P in the Edisto Transaction.

     Subsequent to the reserve valuation date of December 31, 1996, prices for oil and natural gas have decreased substantially. The average prices received for February 1997 were $20.75 per barrel and $2.85 per Mcf. Prices have continued to decline since then so the Company expects that the prices it will receive in March 1997 will be lower than in the prior month. This decrease in prices would have had an effect on the Standardized Measure of Discounted Cash Flows of the Company's proved reserves at January 1, 1997.

                           CONVEST ENERGY CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                         ASSETS
                                                               JUNE 30,      DECEMBER 31,
                                                                 1997            1996
                                                              -----------    ------------
                                                              (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................   $  7,036        $  3,678
  Restricted cash...........................................        333             333
  Accounts receivable:
     Oil and gas production -- less allowance for doubtful
      accounts of $596 and $657, respectively...............      5,753           7,908
     Other..................................................      1,377             598
  Other current assets......................................        818           2,267
                                                               --------        --------
          Total current assets..............................     15,317          14,784
                                                               --------        --------
Property and equipment:
  Oil and gas properties, successful efforts method.........    118,117         117,307
  Other.....................................................        533             478
  Less accumulated depreciation and depletion...............    (64,068)        (63,061)
                                                               --------        --------
                                                                 54,582          54,724
                                                               --------        --------
Other noncurrent assets.....................................      2,618           2,704
                                                               --------        --------
                                                               $ 72,517        $ 72,212
                                                               ========        ========

                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable:
     Oil and gas production.................................   $  7,095        $  8,521
     Affiliates.............................................        372             667
  Accrued liabilities and other.............................      4,696           6,041
  Deferred revenue..........................................      1,906           2,113
                                                               --------        --------
          Total current liabilities.........................     14,069          17,342
                                                               --------        --------
Long-term liabilities:
  Long-term debt............................................          3           4,003
  Deferred revenue..........................................        530             559
  Other noncurrent liabilities..............................      5,505           7,170
                                                               --------        --------
                                                                  6,038          11,732
                                                               --------        --------
Commitments and contingencies
Stockholders' equity:
  Preferred stock, $1 par value; authorized 5 million
     shares; none issued or outstanding.....................         --              --
  Common Stock $.01 par value; 20,000,000 shares authorized,
     10,550,878 and 10,428,602 issued and outstanding at
     June 30, 1997 and December 31, 1996, respectively......        105             104
  Additional paid-in capital................................     48,301          47,849
  Retained earnings (deficit)...............................      4,004          (4,815)
                                                               --------        --------
                                                                 52,410          43,138
                                                               --------        --------
                                                               $ 72,517        $ 72,212
                                                               ========        ========


          See accompanying notes to consolidated financial statements.

                           CONVEST ENERGY CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                               SIX MONTHS ENDED
                                                                   JUNE 30,
                                                              ------------------
                                                               1997       1996
                                                              -------    -------
                                                                 (UNAUDITED)
Revenues:
  Oil and gas sales.........................................  $24,905    $21,329
  Gas plant revenues........................................    1,002        704
  Gain on asset sale........................................       63        817
  Other, net................................................      224        205
                                                              -------    -------
                                                               26,194     23,055
                                                              -------    -------
Expenses:
  Production:
     Lease operating expense................................    5,744      7,636
     Gas plant operating expense............................      230        232
     Production taxes.......................................      533        617
  Abandonment and exploration costs.........................    1,147        921
  General and administrative expenses.......................    2,188      2,281
  Interest expense..........................................       72        674
  Depreciation, depletion and amortization..................    7,305      7,908
  Impairment of oil and gas properties......................       --      1,120
                                                              -------    -------
                                                               17,219     21,389
                                                              -------    -------
Net income before income taxes..............................    8,975      1,666
Income tax provision........................................      156        217
                                                              -------    -------
Net income..................................................  $ 8,819    $ 1,449
                                                              =======    =======
Net income per share........................................  $  0.84    $  0.14
                                                              =======    =======
Weighted average common shares outstanding..................   10,472     10,413
                                                              =======    =======

          See accompanying notes to consolidated financial statements.

                           CONVEST ENERGY CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                               THREE MONTHS ENDED
                                                                    JUNE 30,
                                                              --------------------
                                                               1997         1996
                                                              -------      -------
                                                                   (UNAUDITED)
Revenues:
  Oil and gas sales.........................................  $11,843      $10,170
  Gas plant revenues........................................      400          343
  Gain (loss) on asset sale.................................      (59)           5
  Other, net................................................      119          101
                                                              -------      -------
                                                               12,303       10,619
                                                              -------      -------
Expenses:
  Production:
     Lease operating expense................................    2,789        3,675
     Gas plant operating expense............................       56          110
     Production taxes.......................................      240          307
  Abandonment and exploration costs.........................       56          878
  General and administrative expenses.......................    1,058        1,042
  Interest expense..........................................       16          307
  Depreciation, depletion and amortization..................    3,682        3,770
  Impairment of oil and gas properties......................       --        1,120
                                                              -------      -------
                                                                7,897       11,209
                                                              -------      -------
Net income (loss) before income taxes.......................    4,406         (590)
Income tax provision........................................       59           48
                                                              -------      -------
Net income (loss)...........................................  $ 4,347      $  (638)
                                                              =======      =======
Net income (loss) per share.................................  $  0.41      $ (0.06)
                                                              =======      =======
Weighted average common shares outstanding..................   10,508       10,413
                                                              =======      =======

          See accompanying notes to consolidated financial statements.

                           CONVEST ENERGY CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                               COMMON       COMMON    ADDITIONAL   RETAINED
                                               SHARES       STOCK,     PAID-IN     EARNINGS
                                             OUTSTANDING   $.01 PAR    CAPITAL     (DEFICIT)    TOTAL
                                             -----------   --------   ----------   ---------   -------
Balance at December 31, 1996...............    10,428         $104     $47,849      $(4,815)   $43,138
Exercised employee stock options...........       107            1         347           --        348
Stock issued pursuant to 1996 bonus plan...        18           --         105           --        105
Retirement of stock issued in connection
  with the conversion of the stock of
  Convest's predecessor entity into stock
  of Convest...............................        (2)          --          --           --         --
Net income.................................        --           --          --        8,819      8,819
                                               ------         ----     -------      -------    -------
Balance at June 30, 1997...................    10,551         $105     $48,301      $ 4,004    $52,410
                                               ======         ====     =======      =======    =======

          See accompanying notes to consolidated financial statements.

                           CONVEST ENERGY CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                 SIX MONTHS ENDED
                                                                     JUNE 30,
                                                              ----------------------
                                                               1997         1996
                                                              -------    -----------
                                                                   (UNAUDITED)
Cash flows from operating activities:
  Net income................................................  $ 8,819      $ 1,449
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation, depletion and amortization...............    7,305        7,908
     Impairment to oil and gas properties...................       --        1,120
     Gain on sale of oil and gas properties.................      (63)        (797)
     Abandonment and exploration costs......................      665          781
     Decrease in accounts receivable........................    1,031          560
     Decrease in accounts payable and accrued liabilities...   (2,980)        (345)
     Other..................................................       24          184
                                                              -------      -------
     Net cash flow provided by operating activities.........   14,801       10,860
                                                              -------      -------
Cash flows from investing activities:
  Acquisition, exploration and development of oil and gas
     properties.............................................   (9,534)      (4,721)
  Proceeds from sales of oil and gas properties.............      740        2,210
  Sale of short-term investments............................    1,110        1,257
  Increase in other current and noncurrent assets...........     (107)         (88)
                                                              -------      -------
          Net cash used in investing activities.............   (7,791)      (1,342)
                                                              -------      -------
Cash flows from financing activities:
  Payments on long-term debt................................   (4,000)      (7,900)
  Exercised employee stock options..........................      348           --
                                                              -------      -------
          Net cash used in financing activities.............   (3,652)      (7,900)
                                                              -------      -------
Net increase in cash and cash equivalents...................    3,358        1,618
Cash and cash equivalents, beginning of period..............    4,011        1,007
                                                              -------      -------
Cash and cash equivalents, end of period....................  $ 7,369      $ 2,625
                                                              =======      =======
Supplemental disclosure of cash flow information:
  Cash paid during the period for interest..................  $   238      $   844
                                                              =======      =======
  Cash paid during the period for taxes.....................  $   156      $   296
                                                              =======      =======

          See accompanying notes to consolidated financial statements.

                           CONVEST ENERGY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)  BASIS OF PRESENTATION

GENERAL

     Convest Energy Corporation ("Convest" or the "Company"), a Texas corporation whose Common Stock is traded on the American Stock Exchange, is an active independent oil and gas exploration and production company. On June 26, 1995, Convest acquired all of the outstanding capital stock of Edisto Exploration & Production Company, a Delaware corporation ("Edisto E&P"), from Edisto Resources Corporation ("Edisto") in exchange for 6,185,400 newly issued shares of Convest's Common Stock and $10,000 in cash (the "Edisto Transaction"). The newly issued shares of Convest Common Stock increased Edisto's interest in Convest from 31% to 72%. During April 1996, Edisto purchased an additional 92,000 shares of Convest Common Stock on the open market.

     These financial statements should be read in conjunction with the audited financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996. Reference also is made to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this report. The information presented in this Form 10-Q is unaudited, but in the opinion of management reflects all adjustments (all of which were normal and recurring) necessary to fairly present such information. Interim results are not necessarily indicative of a full year of operations.

(2)  PROPOSED MERGER WITH FORCENERGY INC

     On June 19, 1997, Convest, Edisto, Forcenergy Inc ("Forcenergy") (NYSE "FEN"), and a Forcenergy subsidiary executed a definitive Agreement and Plan of Merger (the "Merger Agreement") providing for Convest and Edisto to be merged into Forcenergy.

     Under the Merger Agreement, (a) each issued and outstanding share of Convest Common Stock will be converted into the right to receive a fractional interest in a share of Forcenergy Common Stock equal to $8.88 divided by the Weighted Average Trading Price of Forcenergy Common Stock, and (b) each issued and outstanding share of Edisto Common Stock will be converted into the right to receive (i) $4.886 in cash and (ii) a fractional interest in a share of Forcenergy Common Stock equal to $5.064 divided by the Weighted Average Trading Price of Forcenergy Common Stock; provided, however, that in no event will the Weighted Average Trading Price of Forcenergy Common Stock be less than $28.96 nor more than $34.96. The "Weighted Average Trading Price" of Forcenergy Common Stock will be calculated by taking the average of the following daily calculations for each of the ten trading days ending two trading days prior to the closing date for the Merger: (i) grouping together all shares of Forcenergy Common Stock traded on such day at the same trading price, (ii) multiplying the aggregate number of shares in each price group by the trading price for such group to calculate a product (the total sold shares value) for each group, (iii) adding all of such products from each group, and (iv) dividing the resulting total by the aggregate number of shares traded on such trading day. Cash will be paid in lieu of fractional shares of Forcenergy Common Stock. The transaction is expected to close in October 1997.

     The majority shareholders of Convest and Edisto have agreed to vote their respective shares in favor of the transaction thereby assuring the required shareholder approval for the Merger Agreement. Edisto currently owns approximately 72% of the outstanding shares of Common Stock of Convest, and has agreed in the Merger Agreement to vote its shares of Convest Common Stock in favor of the transaction. In addition, investment funds and accounts managed by TCW Special Credits and Oaktree Capital Management, L.L.C., which hold slightly in excess of 51% of Edisto's Common Stock, have agreed to vote for the transaction. Also, such investment funds and accounts have contractually agreed not to sell 80% of the Forcenergy Common Stock received in the transaction for a period of six months after the closing.

     The accompanying financial statements have been prepared on a going concern basis and do not reflect any adjustments related to the proposed merger.

                           CONVEST ENERGY CORPORATION

(3)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Reclassifications and Consolidation. Certain reclassifications have been made to prior year financial statements to conform to the presentation for 1997. All significant intercompany accounts and activities have been eliminated.

     Restricted Cash. Restricted cash consists of $333,000 of certificates of deposit held by various financial institutions. The certificates of deposit are held in escrow as collateral for letters of credit issued for (i) lease payments on certain offshore platforms and (ii) estimated plugging and abandonment costs expected to be incurred on certain onshore oil and gas properties.

     Property and Equipment. The Company follows the successful efforts method of accounting for its oil and gas properties. Costs of productive wells, developmental drilling expenditures, including developmental dry holes, and productive leases are capitalized. Exploratory drilling costs, including stratigraphic test wells, are initially capitalized, but charged to expense if and when the well is determined to be unsuccessful. The capitalized costs of oil and gas properties are charged to operations as depreciation, depletion and amortization using the unit-of-production method based on the ratio of current production to proved recoverable oil and gas reserves (as defined by the Securities and Exchange Commission) on a lease by lease basis. Reserve estimates for the Company's properties were prepared or audited by independent petroleum engineering firms at year end. Gas is converted to equivalent barrels of oil on an energy content basis of 6 Mcf of gas to 1 barrel of oil. Depreciation, depletion and amortization per equivalent unit of oil production was $4.74 and $4.83 for the six month periods ended June 30, 1997 and 1996, respectively, and $4.51 and $4.60 for the three month periods ended June 30, 1997 and 1996, respectively. Oil and gas leasehold costs are capitalized when incurred. Unproved properties are assessed periodically on a property-by-property basis and impairments in value are charged to expense. Exploratory expenses, including geological and geophysical expenses and annual delay rentals, are charged to expense as incurred.

     Under Statement of Financial Accounting Standards No. 121 ("SFAS 121") regarding accounting for the impairment of long-lived assets, the Company is required to recognize an impairment loss for its proved oil and gas properties if the carrying value of such properties (i.e., total capitalized costs less accumulated depreciation and depletion) exceeds the undiscounted expected future cash flows attributable to such properties. Convest must assess the need for an impairment of capitalized costs of oil and gas properties on a property-by-property basis. If an impairment is indicated based on undiscounted expected future cash flows, then an impairment loss is recognized to the extent that net capitalized costs exceed expected future cash flows. During the second quarter of 1996, it was determined that one of the Company's offshore properties had experienced a permanent decline in production. Accordingly, the Company recorded an impairment loss of approximately $1.1 million during the second quarter of 1996. No such provision has been required during 1997.

     Other Property, Plant and Equipment. Other fixed assets are recorded at cost and depreciated over their estimated useful lives using the straight-line method of depreciation.

     Abandonment Reserve. The Company records its estimate of future abandonment costs of offshore properties. Such costs are accrued using a unit-of-production method based upon estimated proved recoverable reserves. Abandonment costs are estimated under current regulations using current costs and are reviewed periodically and adjusted as new information becomes available. Abandonment costs on onshore properties are typically nominal due to the salvage value of well equipment.

     The Company is a party to a settlement with the United States Minerals Management Service relating to estimated plugging and abandonment costs for 14 Gulf of Mexico OCS leases. Pursuant to this settlement, the operator of the leases, Convest and other co-lessees were required to provide security for payment of such costs through quarterly payments to an Abandonment Fund. During the first quarter of 1997, the Company

                           CONVEST ENERGY CORPORATION
made its final scheduled payment under the Abandonment Fund, and accordingly, is no longer subject to additional future payments.

     As of June 30, 1997 and December 31, 1996, the Company had made payments totaling approximately $4.8 million and $4.2 million to the Abandonment Fund, respectively. These payments were applied to the total long-term abandonment reserve of $7.5 million and $7.7 million, as of June 30, 1997 and December 31, 1996, respectively, resulting in a net long-term abandonment reserve of $2.7 million and $3.5 million as of those dates. The current portion of the abandonment reserve was $2.1 million and $2.3 million as of June 30, 1997 and December 31, 1996, respectively. The current portion of the abandonment reserve is included in "Accrued Liabilities and Other" and the noncurrent portion is included in "Other Noncurrent Liabilities" in the consolidated financial statements.

     Lease Operating Expenses. In connection with a 1992 sale of certain future production volumes of oil to Enron Reserve Acquisition Corp., the Company established a reserve for the expenses associated with the volumes sold and amortizes this reserve as the volumes are delivered. As of June 30, 1997 and December 31, 1996, the current balance of this reserve was $1.6 million, respectively, and the long-term balance was $2.8 million and $3.7 million, respectively, and were presented in "Accrued Liabilities and Other" and "Other Noncurrent Liabilities," respectively, in the consolidated financial statements.

     Gas Balancing. The Company uses the entitlement method of accounting for gas imbalances. Receivables resulting from undertakes of gas production at June 30, 1997 and December 31, 1996 were $2.4 million and $2.3 million, respectively, and are included in "Accounts Receivable -- Oil and Gas Production" and "Other Noncurrent Assets" in the consolidated financial statements. Deferred revenue and payables resulting from overtakes of gas production at June 30, 1997 and December 31, 1996 were $2.4 million and $2.7 million, respectively, and are included in "Current Liabilities -- Deferred Revenue" and "Long-Term
Liabilities -- Deferred Revenue" in the consolidated financial statements.

     Accounting for Income Taxes. The Company records income taxes in accordance with the Financial Accounting Standards Board -- Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." SFAS 109 requires the balance sheet approach of income tax accounting whereby deferred income taxes are provided at the balance sheet date for the differences existing in the tax basis of assets and liabilities and their financial statement carrying amounts.

     Concentration of Credit Risk. The Company's oil and gas production revenues are derived principally from uncollateralized sales to customers in the oil and gas industry. The concentration of credit risk in a single industry affects the Company's overall exposure to credit risk because customers may be similarly affected by changes in economic and other conditions. The Company has not experienced significant credit losses on receivables from such sales.

     Net Income Per Share. Net income per share is computed based on the weighted average number of shares outstanding which were 10,472,100 and 10,412,722 for the six months ended June 30, 1997 and 1996, respectively, and 10,508,115 and 10,412,722 for the three months ended June 30, 1997 and 1996, respectively. No effect has been given to options outstanding under the Company's stock option plans because their effect is antidilutive or immaterial.

     Risk Management/Hedging Activities. The Company from time to time engages in commodity hedging activities to minimize the risk of market fluctuations associated with the price of crude oil and natural gas production. The hedging objectives include assurance of stable and known cash flows and fixed favorable prices. The hedges are effected through the purchase and sale of futures contracts on the New York Mercantile Exchange ("NYMEX") and over the counter price swap agreements. The credit risk of futures contracts is limited due to the daily cash settlement of the net change in the value of open contracts and because of certain NYMEX procedures. Gains or losses on the Company's hedging agreements are deferred and recognized as oil and gas sales revenue when the hedged transaction occurs.

                           CONVEST ENERGY CORPORATION

     Statement of Cash Flows. For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. All significant estimates are discussed herein.

(4)  RELATED PARTY TRANSACTIONS

     During December 1996, Edisto sold substantially all of the assets of its wholly owned gas marketing subsidiary, Energy Source, Inc. , to an unrelated third party. From January 1995 until its sale in December 1996, Energy Source had marketed a substantial portion of the Company's gas production. Under the gas marketing arrangement, Convest received a minimum price of 98% of the index for the applicable pipeline. In connection with the sale of Energy Source, Convest and Energy Source agreed to extend the gas marketing arrangement to December 31, 1997. Effective January 1, 1997, the gas marketing arrangement was amended to increase the price received by the Company from 98% to 100% of the index price for the applicable pipeline.

     In connection with the Energy Source sale, all Edisto employees other than Michael Y. McGovern, the Chairman and Chief Executive Officer of Convest and Edisto, became employees of the purchaser. Subsequently, Edisto's corporate headquarters were moved to Convest's offices, and Mr. McGovern and four other employees of Convest have divided their time between Edisto and Convest. Effective December 1, 1996, Mr. McGovern's base salary and benefits have been apportioned 70% to Convest and 30% to Edisto. The base salary and benefits of the other Convest employees who perform work for Edisto also are apportioned based on the approximate amount of time they work for each company.

     Prior to the sale of Energy Source, Edisto had provided Convest with access to an AS400 computer system to run its accounting system and had provided MIS support. The monthly cost to Convest was approximately $12,555 per month. In connection with the sale of Energy Source, Edisto sold the AS400 computer system and its MIS personnel became employees of the purchaser of Energy Source. Since Convest continued to need an AS400 computer system to run its accounting system, the Energy Source purchaser agreed to provide Convest with access to the AS400 computer system and MIS support through December 31, 1997. The cost to Convest is $12,645 per month. This agreement may be terminated by Convest at any time after June 30, 1997 upon 90 days notice.

     In addition, the Company and Edisto have a directors' and officers' fiduciary insurance policy that covers both companies. The annual insurance premium was allocated 32% to the Company, for a cost of $96,000 based on the relative percentage that the assets of the Company bear to the total assets of both the Company and Edisto.

     Each of the affiliated party transactions described above was approved by either a special committee of the Company's Board, which was composed of outside directors with no affiliation to Edisto, or the unanimous consent of the Company's Board.

                           CONVEST ENERGY CORPORATION

(5)  HEDGING ACTIVITIES

     As previously stated, the Company conducts its hedging activities through major financial institutions. Set forth below is the contract amount and term of all futures contracts held for price risk management purposes by the Company at June 30, 1997 and December 31, 1996:

                                       JUNE 30, 1997          DECEMBER 31, 1996
                                    --------------------    ----------------------
                                      OIL         GAS         OIL          GAS
                                    --------    --------    --------    ----------
Quantity Sold.....................  30 Mbbls    740 Mmcf    90 Mbbls    3,300 Mmcf
Maximum Term......................  3 Months    3 Months    9 Months     10 Months
Average Price.....................   $21.07      $2.38       $22.50       $2.53

     The Company will continue its hedging activities during 1997 in order to mitigate the volatility of its crude oil and natural gas prices. Gains and losses realized upon the settlement of the Company's hedge positions are deferred and recognized as oil and gas sales revenue in the month of the underlying physical production being hedged. The fair value of the Company's open positions at June 30, 1997 were $182,150. As a result of fluctuations in the price of crude oil and natural gas subsequent to June 30, 1997, the stated fair value of the Company's open positions is not indicative of the value which would be received if the positions were closed at current prices. The fair value of the Company's hedges was based on the cost that would have been incurred to buy out those hedges in a loss position and the consideration that would have been received to terminate those hedges in a gain position. The cash margin required by the counterparties to the Company's hedging activities totaled $56,000 and $1.0 million as of June 30, 1997 and December 31, 1996, respectively, and are included in other current assets.

(6)  INCOME TAXES

     The Company records current income taxes based on its estimated actual tax liability for the year. The Company provides for deferred income taxes under SFAS No. 109 based upon differences between the tax basis of the Company's assets and liabilities and their financial statement carrying amounts multiplied by the Company's expected future effective tax rate.

     The Company recorded current income tax expense of $156,000 and $217,000 for the six months ended June 30, 1997 and 1996, respectively and $59,000 and $48,000 for the three months ended June 30, 1997 and 1996, respectively. The Company has provided a valuation allowance against substantially all of its net deferred tax assets as the "more-likely-than-not" criteria for recognition under SFAS No. 109 was not met. During 1995, the Company purchased approximately $3.3 million of NOL tax benefits from Edisto for $550,000 which is included in "Other Noncurrent Assets" in the accompanying balance sheets. No valuation allowance has been taken against such amount under SFAS No. 109 since the Company anticipates that the purchased NOLs will be utilized against the Company's near term income tax.

(7)  CREDIT FACILITY AND LONG-TERM DEBT

     The Company has a revolving credit facility with Bank One, Texas, N.A. ("Bank One"), and Compass Bank-Houston which terminates on January 1, 1999. Bank One serves as agent bank of the facility. The facility is secured by a first lien on all of the Company's assets, including its oil and gas properties and gas plant. The borrowing base is redetermined semi-annually on May 31 and November 30 of each year by the lending banks based on engineering criteria established by the banks. Interest on borrowings under the facility is computed at (i) the agent bank's prime lending rate (the "Base Rate") plus 3/4% or (ii) the London InterBank Offering Rate ("LIBOR") plus 2 3/4%. In addition, the Company pays a commitment fee equal to 1/2% on any commitment amount in excess of outstanding borrowings.

                           CONVEST ENERGY CORPORATION

     Effective December 1, 1996, the borrowing base was $19.2 million which reduces by $1.0 million per month beginning January 1, 1997 based on the lending banks' estimate of production. Effective January 28, 1997 and June 12, 1997, the borrowing base was reduced by $300,000 and $200,000, respectively, to give effect to the sale of oil and gas properties securing the credit facility. Pursuant to the terms of the credit facility, the Company is required to provide the banks with semi annual estimates of its oil and gas reserves on or before April 1 and October 1 of each year. Due to the proposed merger with Forcenergy, the banks have agreed to extend the report required on October 1, 1997 until December 1, 1997. As a result, the Company's borrowing base will continue to reduce by $1.0 million per month until the updated reports are provided and the borrowing base has been redetermined.

     After giving effect to the monthly borrowing base reductions and the reductions resulting from the property sales, the Company's borrowing base under the credit facility was $12.7 million on June 30, 1997. The Company had no outstanding borrowings under its credit facility at June 30, 1997 and $4.0 million outstanding at December 31, 1996. In addition, the Company had $200,000 of letters of credit outstanding at June 30, 1997 and December 31, 1996, primarily related to performance bonds issued for oil and gas operations.

(8)  COMMITMENTS AND CONTINGENCIES

     Legal Proceedings. Elizabeth Holt, et al. v. Sun E & P Company, et al., No. 3,217 in the 84th District Court, Hansford County, Texas. This suit was originally filed in August 1984, seeking to cancel a 13-section lease because there was no gas production for a period of approximately 120 days in 1983 when the gas purchaser's pipeline was shutdown for repairs. The plaintiff sought to terminate the lease by reason of non-production as of September 23, 1983. If the plaintiff is successful, the Company would be liable for damages on past production in the range of $300,000 to $350,000, plus pre-judgment interest and attorneys fees, which would total approximately $400,000 to $450,000. The court entered a judgment on December 20, 1996 denying all relief sought by the plaintiffs against Convest. This judgment is being appealed by the plaintiffs. The predecessor in interest to Convest has indemnified Convest to a maximum of $357,000 in value for the well provided that total damages exceed $250,000.

     In addition, the Company is named as defendant in several lawsuits arising in the ordinary course of business. While the outcome of these lawsuits and other proceedings against the Company cannot be predicted with certainty, management does not expect these matters to have a material adverse effect on the Company's financial position or results of operations.

                        PRO FORMA FINANCIAL INFORMATION

     The unaudited pro forma consolidated statement of operations for the six months ended June 30, 1997 gives effect to the Edisto and Convest Mergers, the acquisition of Great Western Resources, Inc. ("Great Western") and the acquisition of Cook Inlet properties from Stewart Petroleum Company (the "1997 Acquisitions"), as if such transactions had been consummated on January 1, 1996. The effective dates of the Great Western acquisition and the acquisition of Cook Inlet properties from Stewart Petroleum Company are January 21, 1997, and June 4, 1997, respectively. The unaudited pro forma consolidated statement of operations for the year ended December 31, 1996 gives effect to the Marathon Acquisition (effective December 30, 1996), the Amerada Hess Acquisition (effective June 28, 1996) (the 1996 "Acquisitions"), the conversion during 1996 of the 7% Exchangeable Subordinated Notes (the "Exchangeable Notes") into 2,343,047 shares of Forcenergy Common Stock, the 1996 exercise of 214,866 options to purchase Forcenergy Common Stock by certain holders of the Exchangeable Notes, the sale of 1,635,408 shares of Forcenergy Common Stock in 1996 (the "Common Stock Offering"), the 1996 issuance of $175,000,000 of 9 1/2% Senior Subordinated Notes (the "1996 Notes Offering") (collectively, the "1996 Transactions"), the 1997 issuance of the $200,000,000 of 8 1/2% Senior Subordinated Notes (the "1997 Notes Offering"), the Edisto and Convest Mergers and the 1997 Acquisitions as if such transactions had occurred on January 1, 1996. The results of operations of the 1996 Acquisitions and the Stewart Acquisition include only the historical oil revenues and direct operating expenses for periods presented which does not constitute a complete statement of operations. The results of operations of Edisto and Great Western excludes the results of discontinued operations for the year ended December 31, 1996. The unaudited pro forma consolidated balance sheet as of June 30, 1997 gives effect to the issuance of 3,076,900 shares of Forcenergy's Common Stock and $72 million in cash to purchase all of the outstanding stock of Edisto and Convest as if such transactions had been consummated on June 30, 1997. The unaudited pro forma information has been prepared based on estimates and assumptions deemed by Forcenergy to be appropriate and does not purport to be indicative of the financial position or results of operations which would actually have been obtained if the 1996 Acquisitions, the 1996 Transactions, the 1997 Notes Offering, the Edisto and Convest Mergers and the 1997 Acquisitions had occurred as presented in such statements or the results which may be obtained in the future. Future results may vary significantly from the results reflected in such statements due to price changes, production declines, supply and demand, acquisitions and other factors.

     The pro forma financial information presented does not incorporate anticipated reductions in the general and administrative expenses (the "G&A") associated with Edisto, Convest and Great Western. In the opinion of its management, Forcenergy will be able to eliminate substantially all of the G&A of Edisto and Convest, and the majority of the G&A associated with Great Western. Forcenergy has realized a significant reduction in the G&A associated with Great Western subsequent to the acquisition, and such reductions are reflected in Forcenergy's historical consolidated results of operations for the six months ended June 30, 1997. Forcenergy anticipates eliminating substantially all of the G&A associated with Edisto, Convest and Great Western in the future.

     The pro forma financial information should be read in conjunction with the historical financial statements of Forcenergy and the audited financial information on the Amerada Hess Acquisition and the Marathon Acquisition, which are incorporated herein by reference and the historical financial statements of Edisto and Convest which are presented elsewhere within this Joint Proxy Statement/Prospectus.

                                 FORCENERGY INC

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)


                               FORCENERGY                              GREAT                    PRO FORMA
                               HISTORICAL   EDISTO(A)   CONVEST(B)   WESTERN(C)   STEWART(D)   ADJUSTMENTS     PRO FORMA
                               ----------   ---------   ----------   ----------   ----------   -----------     ---------
                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Oil and gas sales..........   $134,131     $    10     $25,907       $2,105       $4,030       $    --       $166,183
  Other......................      1,015          --          --           13                         --          1,028
                                --------     -------     -------       ------       ------       -------       --------
        Total revenues.......    135,146          10      25,907        2,118        4,030            --        167,211
Operating Expenses:
  Lease operating............     35,366          67       5,974          578          808            --         42,793
  Depletion, depreciation and
    amortization.............     53,356          --       7,305          498                     10,951 (E)     64,307
                                                                                                  (7,803)(E)
  Abandonment and exploration
    costs....................         --         104       1,147                                  (1,251)(F)         --
  Production taxes...........      2,231          --         533                        10            --          2,774
  General and administrative,
    net......................      7,141         980       2,188          745                         -- (G)     11,054
                                --------     -------     -------       ------       ------       -------       --------
        Total operating
          expenses...........     98,094       1,151      17,147        1,821          818         1,897        120,928
                                --------     -------     -------       ------       ------       -------       --------
Income from operations.......     37,052      (1,141)      8,760          297        3,212        (1,897)        46,283
Interest and other income....      1,748       1,814         287           66                         --          3,915
Interest expense, net of
  amounts capitalized........    (14,760)         --         (72)        (196)                     1,764 (H)    (13,264)
Minority interest............         --          --          --                                         (I)         --
                                --------     -------     -------       ------       ------       -------       --------
Income before income taxes...     24,040         673       8,975          167        3,212          (133)        36,934
Income tax provision.........      8,920         100         156                                   4,970 (J)     14,146
                                --------     -------     -------       ------       ------       -------       --------
Net income...................   $ 15,120     $   573     $ 8,819       $  167       $3,212       $(5,103)      $ 22,788
                                ========     =======     =======       ======       ======       =======       ========
Net income per share.........   $   0.63                                                                       $   0.84
                                ========                                                                       ========
Weighted average shares
  outstanding................     23,963                                                                         27,020

                                 FORCENERGY INC

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                        FORCENERGY     AMERADA
                       HISTORICAL(K)   HESS(L)   MARATHON(M)   EDISTO(N)   CONVEST(O)
                       -------------   -------   -----------   ---------   ----------
                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Oil and gas
    sales............    $138,698      $9,263      $49,619      $    83     $47,139
  Other..............         683          --           --           --          --
                         --------      ------      -------      -------     -------
        Total
          revenues...     139,381       9,263       49,619           83      47,139
                         --------      ------      -------      -------     -------
Operating Expenses:
  Lease operating....      38,786       2,317       19,338          209      13,508
  Depletion,
    depreciation and
    amortization.....      58,464          --           --           68      16,473
  Abandonment and
    exploration
    costs............          --          --           --          246       1,775
  Impairments of oil
    and gas
    properties.......          --          --           --           --       2,633
  Production taxes...       3,454          --          297           --       1,272
  General and
    administrative,
    net..............       7,971          --           --        1,584       4,792
                         --------      ------      -------      -------     -------
        Total
          operating
          expenses...     108,675       2,317       19,635        2,107      40,453
                         --------      ------      -------      -------     -------
Income (loss) from
  operations.........      30,706       6,946       29,984       (2,024)      6,686
Interest and other
  income.............         650          --           --        2,529       2,606
Interest expense,
  net................     (13,367)         --           --           (3)     (1,065)
Minority interest....          --          --           --           --          --
                         --------      ------      -------      -------     -------
Income before income
  taxes..............      17,989       6,946       29,984          502       8,227
Income tax
  provision..........       6,711          --           --          230         157
                         --------      ------      -------      -------     -------
Net income...........    $ 11,278      $6,946      $29,984      $   272     $ 8,070
                         ========      ======      =======      =======     =======
Net income per
  share..............    $   0.57
                         ========
Weighted average
  shares
  outstanding........      19,727

                         GREAT                    PRO FORMA
                       WESTERN(P)   STEWART(Q)   ADJUSTMENTS     PRO FORMA
                       ----------   ----------   -----------     ---------
                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Oil and gas
    sales............   $23,564      $14,928      $     --       $283,294
  Other..............        --           --            --            683
                        -------      -------      --------       --------
        Total
          revenues...    23,564       14,928            --        283,977
                        -------      -------      --------       --------
Operating Expenses:
  Lease operating....     5,032        4,014            --         83,204
  Depletion,
    depreciation and
    amortization.....     8,462           --        51,280 (E)    109,744
                                                   (25,003)(E)
  Abandonment and
    exploration
    costs............     3,584                     (5,605)(F)         --
  Impairments of oil
    and gas
    properties.......                               (2,633)(F)         --
  Production taxes...                     42            --          5,065
  General and
    administrative,
    net..............     3,351                         -- (G)     17,698
                        -------      -------      --------       --------
        Total
          operating
          expenses...    20,429        4,056        18,039        215,711
                        -------      -------      --------       --------
Income (loss) from
  operations.........     3,135       10,872       (18,039)        68,266
Interest and other
  income.............     2,024                     (1,586)(F)      5,673
                                                      (550)(R)
Interest expense,
  net................    (1,868)                    (4,970)(S)    (21,273)
Minority interest....                                   -- (I)         --
                        -------      -------      --------       --------
Income before income
  taxes..............     3,291       10,872       (25,145)        52,666
Income tax
  provision..........        27           --        12,519 (J)     19,644
                        -------      -------      --------       --------
Net income...........   $ 3,264      $10,872      $(37,664)      $ 33,022
                        =======      =======      ========       ========
Net income per
  share..............                                            $   1.22
                                                                 ========
Weighted average
  shares
  outstanding........                                              26,996

                                 FORCENERGY INC

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1997
                                  (UNAUDITED)

                                     ASSETS


                                                                                            ADJUSTMENTS
                                           FORCENERGY                            ----------------------------------
                                           HISTORICAL   EDISTO(T)   CONVEST(U)    EDISTO      CONVEST    FORCENERGY      PRO FORMA
                                           ----------   ---------   ----------   ---------   ---------   ----------      ---------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CURRENT ASSETS
  Cash...................................   $  3,091    $ 69,870     $  7,036       (1,500)(W)  (2,300)(W) $(72,000)(V)  $  4,197
  Restricted cash........................         --          --          332                                                 332
  Margin deposits........................         --          --           56                                                  56
  Accounts receivable, net...............     28,497       1,715        7,129         (372)(V)    (898)(V)                 36,071
  Other current assets...................     23,179           3          762                                              23,944
                                            --------    --------     --------    ---------   ---------     --------      --------
        Total current assets.............     54,767      71,588       15,315       (1,872)     (3,198)     (72,000)       64,600
INVESTMENTS IN SURETY BONDS, AT COST.....      4,037          --           --                                               4,037
PROPERTY, PLANT & EQUIPMENT, AT COST
  (full cost method) net of accumulated
  depletion, depreciation and
  amortization...........................    681,517          73       54,582                   52,296 (V)                788,468
INVESTMENT IN SUBSIDIARY -- CONVEST......                 38,414                   (38,414)(V)
OTHER ASSETS.............................     18,221          27        2,618                   (1,503)(V)                 23,102
                                                                                                  (550)(V)
                                                                                                 4,289 (V)
                                            --------    --------     --------    ---------   ---------     --------      --------
                                            $758,542    $110,102     $ 72,515    $ (40,286)  $  51,334     $(72,000)     $880,207
                                            ========    ========     ========    =========   =========     ========      ========

                                              LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
  Accounts payable.......................   $ 16,254    $    616     $  7,466    $           $             $             $ 24,336
  Other accrued liabilities..............     71,570       3,380        6,601                    6,704                     84,418
                                                                                                (1,871)(V)
                                                                                                (1,966)(V)
                                            --------    --------     --------    ---------   ---------     --------      --------
        Total current liabilities........     87,824       3,996       14,067                    2,867                    108,754
LONG TERM DEBT...........................    375,100          --            3                                72,000 (V)   375,103
                                                                                                            (72,000)(V)
DEFERRED REVENUE.........................         --          --          530                     (530)(V)                     --
MINORITY INTEREST........................         --          --           --                                                  --
Other noncurrent liabilities.............                     51        5,505                   (7,450)(V)                  2,395
                                                                                                 4,289 (V)
DEFERRED INCOME TAXES....................     29,713          --           --                                              29,713
STOCKHOLDER'S EQUITY
  Preferred stock, $.01 par value;
    5,000,000 shares authorized; none
    issued or outstanding................
  Common stock, $.01 par value;
    50,000,000 authorized; 22,680,021
    issued and outstanding at June 30,
    1997.................................        227         143          105         (143)(V)    (105)(V)       31(V)        258
  Capital in excess of par value.........    247,880      72,700       48,301      (72,700)(V) (48,301)(V)   98,306(V)    346,186
  Retained earnings......................     17,798      33,611        4,004      (33,611)(V)  (4,004)(V)                 17,798
  Foreign currency translation...........         --         (37)          --           37(V)                                  --
  Treasury stock, at cost, 52,214
    shares...............................         --        (362)          --          362(V)                                  --
                                            --------    --------     --------    ---------   ---------     --------      --------
        Total stockholder's equity.......    265,905     106,055       52,410     (106,055)    (52,410)      98,337       364,242
                                            --------    --------     --------    ---------   ---------     --------      --------
                                            $758,542    $110,102     $ 72,515    $(106,055)  $ (53,234)    $ 98,337      $880,207
                                            ========    ========     ========    =========   =========     ========      ========

                                  ADJUSTMENTS

(A) This column reflects Edisto unaudited historical results of operations for the six months ended June 30, 1997 which excludes the results of operations of Convest.

(B) This columns reflects Convest unaudited historical results of operations for the six months ended June 30, 1997.

(C) This column reflects Great Western unaudited historical results of operations for the twenty-one days ended January 21, 1997, exclusive of approximately $1.6 million in severance payments.

(D) This column reflects the unaudited historical oil revenues and direct operating expenses for the properties acquired in the Stewart Acquisition from the period January 1, 1997 to June 4, 1997.

(E) Adjustment to depletion, depreciation and amortization of oil and gas properties giving consideration to the transactions reflected herein.

(F) Adjustments to convert Convest and Great Western from the successful efforts method of accounting to the full cost method of accounting utilized by Forcenergy.

(G) Though it is inappropriate to reflect an increase in the results of operations for anticipated reductions in general and administrative costs subsequent to acquisition, in the opinion of management, the Company will eliminate substantially all of the general and administrative expenses of Edisto and a majority of those of Great Western.

(H) Net decrease in interest expense assuming a weighted average interest rate of 8.97% and average actual debt outstanding for the period adjusted for capitalized interest.

(I) The adjustment to eliminate the minority interest in Convest acquired pursuant to the Edisto and Convest Mergers is offset against the Edisto-Convest consolidation entry to recognize the minority interest of approximately $2.6 million.

(J) Adjustment to income tax expense reflecting the results of transactions herein using Forcenergy's historical combined federal and state statutory rate of 38.3% and 37.3% for the periods ended June 30, 1997 and December 31, 1996, respectively.

(K) Forcenergy Historical Results include the historical oil and gas revenues and direct operating expenses for the Amerada Hess Acquisition from closing date June 28, 1996 to December 31, 1996 and Marathon Acquisition from December 30, 1996 to December 31, 1996.

(L) This column includes the historical oil revenues and direct operating expenses for the Amerada Hess Acquisition from January 1, 1996 to June 27, 1996.

(M) This column indicates the historical oil revenues and direct operating expenses for the Marathon Acquisition from January 1, 1996 to December 29, 1996.

(N) This column reflects Edisto historical results of operations for the year ended December 31, 1996, excluding the effects of discontinued operations and the historical results of operations of Convest.

(O) This column reflects Convest historical results of operations for the year ended December 31, 1996.

(P) This column reflects Great Western's audited historical results of operations for the year ended September 30, 1996, excluding the effect of discontinued operations.

(Q) This column reflects the unaudited historical oil revenues and direct operating expenses for the properties acquired in the Stewart Acquisition for the year ended December 31, 1996.

(R) Adjustment to eliminate the sale of assets from Edisto to Convest.

(S) Net increase in interest expense assuming the following transactions occurred on January 1, 1996: (i) the 1996 conversion of the Exchangeable Notes; (ii) the 1996 Common Stock Offering; (iii) the 1996 Notes Offering;
    (iv) the 1997 Notes Offering; (v) the Edisto and Convest Mergers; and (vi) the

    1997 Acquisitions; and assuming a weighted average interest rate of 8.97% and average actual debt outstanding for the period (excluding the Exchangeable Notes) adjusted for 1996 Acquisitions costs, debt issuance cost and capitalized interest.

(T) This column reflects Edisto's unaudited historical financial position as of June 30, 1997 which excludes the financial position of Convest.

(U) This column reflects Convest's unaudited historical financial position as of June 30, 1997.

(V) Purchase accounting adjustments and consolidating entries to reflect the Edisto and Convest Mergers. The allocation of the purchase price to the various summarized components of assets and liabilities of Edisto and Convest are as follows:

                                                                 (IN THOUSANDS)
    Current assets..............................................    $ 81,833
    Property plant & equipment..................................     106,951
    Noncurrent Assets...........................................       4,881
    Current liabilities.........................................     (20,930)
    Noncurrent liabilities......................................      (2,398)
                                                                    --------
    Purchase Price..............................................    $170,337
                                                                    ========

(W) Adjustment to redeem all of the outstanding stock options or warrants of Edisto and Convest. The cost of such redemptions are borne by Edisto and Convest and cannot exceed $1.5 million and $2.3 million respectively.